Exhibit 10.8

OFFICE LEASE

989 MARKET STREET

SAN FRANCISCO, CALIFORNIA

989 MARKET ASSOCIATES, LLC

--Landlord--

ZOOSK, INC.

--Tenant--

989 MARKET STREET OFFICE LEASE

This 989 Market Street Lease (“Lease”) is entered into between 989 MARKET STREET ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and ZOOSK, INC., a Delaware corporation (“Tenant”) as of the Effective Date.

Landlord and Tenant acknowledge and agree to the Basic Lease Information provided below, subject to the terms and conditions of the Lease.

Basic Lease Information

Effective Date:	April 10, 2012

Landlord:	989 MARKET STREET ASSOCIATES, LLC, a Delaware limited liability company

Tenant:	ZOOSK, INC., a Delaware corporation

Premises:	The entire rentable area located on the fourth, fifth and sixth floors, as designated on Exhibit A.

Rentable Area of Premises:	51,810 rentable square feet

Rentable Area of Building:	116,483 rentable square feet

Delivery Date	Effective Date

Commencement Date:	August 1, 2012.

Term:	Six (6) years

Termination Date:	July 31, 2018, unless the Lease is earlier terminated in accordance with its terms.

Option to Renew:	Tenant is provided with one (1) option to renew the term of this Lease for a period of five (5) years, subject to the terms and conditions described in Section 29.

Base Rent

Months	Monthly		Annual

1 – 12	$166,223.75	*	$1,994,685.00

13 – 24	$170,541.25	$2,046,495.00

25 – 36	$174,858.75	$2,098,305.00

37 – 48	$179,176.25	$2,150,115.00

49 – 60	$183,493.75	$2,201,925.00

61 – 72	$187,811.25	$2,253,735.00

Base Rent for the fourth floor portion of the Premises shall be abated for four (4) months as provided in Section 4.1 below. Accordingly, Base Rent for the first four (4) months of the Term for the balance of the Premises shall be $110,751.67 per month. Upon Lease execution, Tenant shall pay the first month’s rent in the amount of $110,751.67 to Landlord.

Base Year	The twelve (12) month period commencing August 1, 2012 and continuing through July 31, 2013

Security Deposit:	Subject to the terms of Section 20 herein:

Year 1: $1,994,685.00

Year 2: $1,662,237.50

Year 3: $1,329,790.00

Year 4: $997,342.50

Year 5: $664,895.00

Year 6: $332,447.50

Tenant’s Percentage Share	44.48%

Exhibits:	Exhibit A	Description of Premises
	Exhibit A-1	Exclusive Use Areas and Basement
	Exhibit B	Workletter Agreement
	Exhibit C	Rules and Regulations
	Exhibit D	Tenant Signage Template

Tenant’s Address for Notice:	Zoosk, Inc.
989 Market Street, 5th Floor
San Francisco, CA 94103
Attn: General Counsel

With a copy to:

Shartsis Friese
One Maritime Plaza
Eighteenth Floor
San Francisco, CA 94111
Attn: Derek Boswell, Esq.

Landlord’s Address for Notice:	c/o New Urban Properties, LLC
332 Pine Street, Penthouse
San Francisco, CA 94104
Attn: David Skyhawk

With a copy to:

Reuben & Junius LLP
One Bush Street, Suite 600
San Francisco, CA 94104
Attn: Kevin H. Rose, Esq.

Tenant’s Broker:	Studley

Landlord’s Broker:	Sansome Street Advisors

Recitals

A.        Landlord is the owner of real property (“Real Property”) located at 989 Market Street, San Francisco, California, and the building (“Building”) located on such Real Property. The Real Property and the Building are collectively referred to in this Lease as the “Property.”

B.        Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as defined below) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

Agreement

Section 1.	Major Defined Terms.

As used in this Lease, the following terms shall have the meanings specified in this Section 1. Certain terms that are used in particular Sections of this Lease may not be listed in this Section 1.

ADA Requirements means the Federal Americans With Disabilities Act of 1990 and all related amendments and regulations, including applicable State laws, local ordinances and other applicable Legal Requirements relating to accessibility by disabled persons.

Additional Rent is defined in Section 4.1.

Alterations is defined in Section 8.

Base Rent is defined in the Basic Lease Information.

Base Year is defined in the Basic Lease Information.

Base Year Operating Expenses means the Operating Expenses paid or incurred by Landlord in the Base Year.

Base Year Property Taxes means the amount of Property Taxes properly attributable to the Base Year.

Building means the building constructed on the Real Property known as 989 Market Street, San Francisco, California, any property interest in the area of the Real Property and all other improvements on or appurtenances to the Real Property or the streets abutting the Real Property.

Building Systems means the heating, ventilation, air-conditioning, plumbing, electrical, fire protection, life safety, security and all mechanical systems of the Building, excluding any systems installed by Tenant that only serve the Premises.

Cable means all phone, internet and data cabling that was installed by Tenant.

Commencement Date is defined in the Basic Lease Information.

Common Area means the area in the Building intended for common use, subject to Landlord’s discretion, and generally consisting of common area rest rooms, janitor, telephone and electrical closets, mechanical areas, the Building’s lobby, public corridors providing access to tenant spaces, and public stairs, elevator shafts and pipe shafts, together with their enclosing walls.

Controllable Operating Expenses shall mean Operating Expenses other than insurance premiums, janitorial, management fee, utility expenses and the cost of repairs to the Building required by Legal Requirements or the Lease.

Delivery Date is defined in the Basic Lease Information.

Effective Date is defined in the Basic Lease Information.

Event of Default is defined in Section 16.1.

Force Majeure means delays that are out of a party’s reasonable control, including, without limitation, casualty, public riot or civil unrest, electrical outages or loss of public utilities or services, delays by government agencies in issuing permits or approvals necessary for the applicable work, or the inability to obtain labor or construction materials on commercially reasonable terms.

Green Building Ordinance means Ordinance No. 080063, passed by the San Francisco Board of Supervisors on July 29, 2008, and signed into law on August 4, 2008, including all amendments thereto, but only to the extent the requirements of the same are mandatory and not optional or elective.

Hazardous Materials means any substances, materials or wastes currently or in the future deemed or defined in any Legal Requirements as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” or words of similar import.

Interest Rate is defined in Section 4.6.

Landlord Parties means, singularly and collectively, Landlord and Landlord’s members, partners, agents, affiliates, and property managers, and their respective officers, directors, shareholders, members, partners, venturers, subsidiaries, and affiliates.

Lease Year shall mean each twelve (12) consecutive month period following the end of the Base Year.

Leasehold Improvements is defined in Section 18.1.

Legal Requirements means (a) all laws, statutes, ordinances and governmental rules and regulations now or later in force, including any applicable judicial decisions; (b) the requirements of any board of fire underwriters or other similar body now or in the future constituted; and (c) any permit or occupancy certificate issued with respect to the Building. Legal Requirements shall include, without limitation, compliance with the Green Building Ordinance.

Operating Expenses means:

(a)        all reasonable costs of management, operation and maintenance of the Building, as determined by generally accepted accounting principles, including without limitation:

i.        wages, salaries and payroll of employees directly involved in the operation and/or maintenance of the Building, excluding employees above the rank of building manager, and property management fees, not to exceed five percent (5%) of the gross rents for the Building;

ii.        services and repairs performed by Landlord as required by this Lease;

iii.       janitorial for Common Areas, maintenance, security and other services for the Building;

iv.       Building office rent or rental value for a management office as small as reasonably practical to operate the Building;

v.        electricity, gas, water, waste disposal, recycling services, and other utilities for the Common Areas of the Building;

vi.       energy management services, costs to comply with the Green Building Ordinance, to the extent such costs are not particular to the build out of a tenant’s premises, and excluding capital costs, which are covered below;

vii.      materials and supplies; maintenance and repairs (including the repair and replacement of glass and return to normal and the roof covering or membrane);

viii.     permit and license costs;

ix.       insurance premiums and the deductible portion of any insured loss under Landlord’s insurance not otherwise reimbursed by Tenant; provided, however that to the extent any such deductible exceeds $50,000.00, then the portion of the deductible in excess of $50,000.00 shall be amortized over a five (5) year period and included as an Operating Expense on an amortized basis, and, provided further, that in no event shall Tenant’s Proportionate Share of any deductible for any individual casualty exceed an aggregate amount equal to $1.00 for each rentable square foot of the Premises;

x.        costs related to or arising from Landlord’s compliance with Legal Requirements enacted after the Commencement Date;

xi.       accounting, legal or other professional fees of independent service providers who are not employees of Landlord incurred in connection with operating the Building and the calculation of Operating Expenses and Property Taxes; and

(b)        the following cost of a capital nature made to the Building by Landlord, which cost shall be amortized over the useful life of the same, in accordance with generally accepted accounting principles, consistently applied, together with interest on the unamortized balance at the rate equal to eight percent (8%), collectively, “Permitted Capital Costs”:

i.	any capital improvements necessary to comply with Legal Requirements enacted after the Commencement Date;

ii.	any capital improvements that are necessary to comply with the Green Building Ordinance, excluding costs that are particular to the build out of a tenant’s premises; and

iii.	any capital improvements that improve the Building’s energy efficiency or otherwise reduce waste at the Building.

Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary or unusual circumstances, unless and to the extent the same or similar market-wide cost increases due to extraordinary or unusual circumstances occur during any subsequent years.

Operating Expenses costs that are not invoiced on a regular or monthly basis shall be annualized for purposes of Base Year and subsequent Lease Year calculations.

(c)        Operating Expenses shall not include:

i.	property taxes (as Property Taxes are defined separately below);

ii.

depreciation on the Building; costs of tenant improvements or leasing expenses for other tenants in the building, or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

iii.

marketing costs, including without limitation, real estate brokers’ commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

iv.	Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Property;

v.	expenses incurred by Landlord in enforcing leases of other tenants in the Building;

vi.	any expenses for which Landlord actually receives reimbursement from a third party;

vii.	costs of a capital nature, other than Permitted Capital Costs as provided in clause (b) above, including rentals for items which if purchased, rather than rented, would constitute a capital item;

viii.	cost in connection with a casualty or condemnation, except for insurance deductibles as provided in clause (a) above;

ix.

expenses in connection with utilities, services or other benefits that are not offered to Tenant (or for which Tenant is charged for or pays directly) but which are provided to another tenant or occupant of the Building and not as a common area expense;

x.

overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for comparable buildings;

xi	Landlord’s general corporate overhead and general and administrative expenses;

xii.	any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord and/or all fees paid to any parking facility operator (on or off site);

xiii.

The cost of any electric power used by any tenant in the Building in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or sub-metered and pays Landlord directly;

xiv.

any and all costs relating to Hazardous Materials in or about the Premises, the Building or the Property, including without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Property by Tenant;

xv.	costs arising from Landlord’s charitable or political contributions;

xvi.	costs for sculpture, paintings or other objects of art unless required by Legal Requirements;

xvii.

costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Building and/or the Property, other than as set forth above in (a)(x);

xviii.

costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any), disputes of Landlord with Building management, or costs incurred in connection with disputes with other tenants;

xix.	any entertainment, dining or travel expenses of Landlord for any purpose; and

xx.

The wages, salaries, or other compensation of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building, and in any event, the wages, salaries, or other compensation paid to any executive employees above the grade of asset manager.

In the event the average occupancy level of the Building for the Base Year is not one hundred percent (100%) or more of full occupancy, then the Operating Expenses for the Base Year shall be adjusted to reflect the Operating Expenses that would have been incurred during the Base Year had the Building been one hundred percent (100%) occupied during the Base Year. Additionally, in the event the management fee (as a percent of gross rents, e.g. 5%) during any Lease Year is higher than the management fee (as a percent of gross rents) during the Base Year, then the management fees paid during the Base Year shall be deemed to be the amount that Landlord would have paid in management fees during the Base Year had the comparison Lease Year management fee (as a percent of gross rents) been utilized. Additionally, unless such additional insurance or increased coverage is required by Legal Requirements or by Landlord’s lender, Landlord hereby agrees that the cost of any new type or increased amount of insurance coverage (or increased limits of insurance or decrease in the amount of deductibles) which is obtained or effected by Landlord during any Lease Year after the Base Year (but is not obtained or effected during the Base Year) shall be added to the Operating Expenses for the Base Year (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent Lease Year, whichever is lower) prior to the calculation of Operating Expenses for each such Lease Year in which such change in insurance is initially obtained or effected. If required by Landlord’s lender or by Legal Requirements, and therefore not subject to the foregoing limitation of adding such cost to the Base Year, Tenant’s Percentage Share obligation with respect to such new type or increased insurance coverage shall not exceed an amount equal to $.50 for each rentable square foot of the Premises in any Lease Year.

Option to Renew is defined in Section 29.

Premises means the portion of the Building located on the floor or floors specified in the Basic Lease Information which is cross-hatched on the floor plan or plans attached to this Lease as Exhibit A.

Property Taxes means:

(a)        all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, imposed on or by reason of the ownership, operation, or use of the Property;

(b)        taxes on gross rental income at the Property;

(c)        governmental charges, fees or assessments levied against the Building for police, fire or other governmental services;

(d)        service payments in lieu of taxes and taxes and assessments of every kind levied in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property; and

(e)        all real estate tax consultant expenses and attorney fees of consultants and attorneys who are not employees of Landlord incurred for the purpose of maintaining an equitable assessed valuation of the Building or reasonably contesting the validity of any taxes, assessments or charges described above.

Notwithstanding anything herein the contrary, Property Taxes shall not include any franchise, estate, gift, inheritance, net income, or excess profits tax imposed upon Landlord, or any penalties or fees. Additionally, any assessments included within Property Taxes shall be calculated on the basis of the amount due if Landlord had allowed the assessment to go to bond and the same were to be paid over the longest period available. When calculating Property Taxes for the Base Year, any temporary reductions, pursuant to Proposition 8 or otherwise, shall only be deemed included in the Base Year to the extent that such temporary reductions are included in the applicable subsequent Lease Years during the Term. Property Taxes shall be annualized for purposes of calculations for the Base Year and any subsequent Lease Year.

Rent means Base Rent, Additional Rent, and all other amounts due from Tenant to Landlord in accordance with this Lease.

Rentable Area means the agreed upon rentable area of the Premises and the Building specified herein, which may include a load factor. Landlord represents and warrants that the rentable area was determined by Landlord’s consultant in accordance with the standards of the Building Owners and Managers Association ANSI/BOMA Z65.1 (1996). Landlord and Tenant each acknowledges and agrees that it has satisfied itself as to the Rentable Area of the Premises and the Building, and that there shall be no adjustment of Base Rent or other charges due under this Lease should the Rentable Area be different than as stated in the Basic Lease Information, unless there are additions made to the Building.

Reserved Rights is defined in Section 9.4.

Security Deposit is defined in the Basic Lease Information.

Service Charge is defined in Section 9.1.

Statement is defined in Section 5.2.

Tenant Parties means, singularly and collectively, Tenant and Tenant’s officers, members, partners, shareholders, agents, employees, and independent contractors, and any persons or entities claiming through such parties.

Tenant’s Percentage Share means the percentage figure specified as “Tenant’s Percentage Share” in the Basic Lease Information. Tenant’s Percentage Share has been obtained by dividing the net Rentable Area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is 116,483 square feet, and multiplying that quotient by one hundred (100) and shall be appropriately adjusted by Landlord if there are physical changes to the Building that add Rentable Area (excluding any additional Rentable Area due to construction of the Roof Deck or other roof top improvements constructed by Tenant). Tenant acknowledges that it has no right to object to Tenant’s Percentage Share, the Rentable Area of the Premises, or the Rentable Area of the Building, and that Tenant has fully investigated these calculations prior to execution of this Lease.

Tenant Systems is defined in Section 9.3.

Term is defined in the Basic Lease Information.

Termination Date is defined in the Basic Lease Information.

Section 2.	Premises.

2.1      Lease of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term, subject to the terms, covenants, agreements, and conditions set forth in this Lease. Additionally, during the Term, and any extensions or renewals thereof, Tenant shall the exclusive right to use the following areas in the Building (the “Exclusive Use Areas”), at no additional cost to Tenant:

2.1.1 The shower located on the fourth (4th) floor of the Building, as more particularly shown on Exhibit A-1;

2.1.2 The bike storage room located on the lower level of the Building, as more particularly shown on Exhibit A-1;

2.1.3 The yoga room located on the lower level of the Building, as more particularly shown on Exhibit A-1; and

2.1.4 Any Roof Deck constructed by Tenant as contemplated by Section 8.4 below.

In addition to providing janitorial services for the Premises Tenant shall, at its sole cost and expense, provide janitorial services for the Exclusive Use Areas and shall perform any necessary maintenance to the Exclusive Use Areas to the extent necessary. Further, Tenant acknowledges and agrees that any bikes must remain in the bike storage room and may not be brought into the Building or the Premises, other than entry into the Building for purposes of ingress and egress to the bike storage room.

2.2      Use of Common Areas. Tenant shall have the right to use the Common Areas as reasonably necessary for Tenant’s use and enjoyment of the Premises, subject to any commercially reasonable restrictions imposed by Landlord for safety and security purposes, and subject to the Rules and Regulations. Tenant shall not have the right to use the Common Areas of other floors that are not associated with the Premises; provided, however Tenant shall have: (i) the non-exclusive right to use any public portions and commonly-shared facilities of the Building, such as any Building lobbies, corridors, sidewalks, walkways, and terraces, only as the foregoing relate to Tenant’s use of the Premises; (ii) the non-exclusive right to access telecommunications, electrical and service closets and shaft and conduit space enclosing components of Building Systems (provided, however, that Tenant shall in no event use more than Tenant’s Percentage Share of the same and only to the extent reasonably accessible from the Premises); and (iii) the right to tie-in to or connect to any electrical panels or communication panels serving the Premises and located inside the Building subject, in each case, to any requirements reasonably imposed by Landlord. Landlord shall, following prior written request from Tenant, provide to Tenant reasonable access to the Common Areas of the Building such as mechanical rooms and vertical shafts through which Tenant shall be permitted pursuant to this Lease to install Tenant’s equipment and Cable; provided, however, that Tenant shall in no event use more than Tenant’s Percentage Share of the same.

2.3      Condition of Premises. Landlord has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease. Landlord represents to Tenant that on the Effective Date, (i) the existing restrooms at the Premises and the path of travel requirements for the Building to and from the Premises are in compliance with ADA Requirements, and (ii) the Premises (including the systems servicing the Premises) are in good working order and repair. In the event of any breach of any of the foregoing warranty, as Tenant’s sole remedy, Landlord shall promptly rectify the same at its sole cost and expense. The foregoing warranty by Landlord is only effective prior to the commencement of any Tenant Improvement Work and Tenant shall have the sole obligation regarding ADA Requirements compliance respecting the Premises and Building due to the Tenant Improvement Work, subject to Landlord’s payment to Tenant of up to a maximum of Twenty-Five Thousand Dollars ($25,000) in addition to Tenant Improvement Allowance (as hereinafter defined), if and only if, additional ADA compliance work is required by the City and County of San Francisco to the existing restrooms at the Premises, or path of travel requirements for the Building to and from the Premises, due to the Tenant Improvement Work. Tenant shall use its best efforts to avoid triggering additional ADA compliance work to the existing bathrooms at the Premises or related path of travel requirements for the Building due to its Tenant Improvement Work. For avoidance of doubt, Tenant shall have no right to re-measure the Rentable Area of the Premises, which is stated in Section 1, for the purpose of recalculating the Base Rent and Tenant’s Percentage Share. Tenant acknowledges and agrees that Tenant has fully satisfied itself as to such calculations. Subject to the foregoing, Landlord shall deliver the Premises to Tenant broom clean and free of debris and otherwise in its “AS-IS” condition, which is hereby approved by Tenant. Tenant is responsible for the installation and maintenance of all Cable serving the Premises, and any other desired improvements, subject to Section 8 (Alterations) and Exhibit B, and Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, other than Landlord’s obligations of maintenance and repair pursuant to this Lease.

2.4        Right of First Offer.

(i)        Tenant shall have an ongoing right of first offer (the “Right of First Offer”) to lease any additional suites at the Building if they become available for lease during the Term (“Right of First Offer Space”), other than the Basement (as defined below), as specifically set forth below. The Right of First Offer shall be subordinate and secondary only to the following express contractual rights of renewal, extension, expansion, rights of first offer, rights of first refusal, or similar rights expressly granted to the tenants as of the Effective Date: Zendesk, Inc. has right of first offer to any space in Building that becomes available for direct lease from June 1, 2012 until October 31, 2014, as well as a right to renew their lease term for 3 additional years. Such Right of First Offer shall be exercisable by Tenant only if no Event of Default by Tenant under this Lease then exists and is continuing beyond the expiration of any notice and cure periods applicable thereto under the Lease, as of the date of submission of the Right of First Offer Notice (as defined below) by Landlord to Tenant.

(ii)        Landlord shall provide Tenant with written notice of the term and base rent for the Right of First Offer Space (“Right of First Offer Notice”) when Landlord determines that the Right of First Offer Space will become available for lease to third parties, as long as no exceptions related to Superior Leases applies. The terms of the Right of First Offer Notice shall be provided by Landlord in good faith. If Landlord provides Tenant with a Right of First Offer Notice, Tenant shall have five (5) days after receipt of Landlord’s Right of First Offer Notice to advise Landlord that Tenant wishes to accept or reject the exact terms of the Right of First Offer Notice (“Exercise Notice”). If Tenant fails to give Landlord its Exercise Notice within five (5) days after receipt of Landlord’s Right of First Offer Notice or rejects the Right of First Offer Notice, then Tenant’s Right of First Offer with respect to the Right of First Offer Space shall terminate and Landlord shall then be free to lease that Right of First Offer Space to any party on terms determined by Landlord, even if such terms are more favorable to the tenant, without any obligation to provide Tenant with a right to lease that space; provided, however, if the Right of First Offer Space remains unleased for six (6) months after Landlord’s delivery to Tenant of the Exercise Notice and Landlord intends to lease the Right of First Offer Space after such foregoing six (6) month period has elapsed, Landlord shall first give Tenant a second Right of First Offer Notice in accordance with the terms of this Section 2.4(ii) prior to offering the Right of First Offer Space to a third party. If Tenant timely gives Landlord its Exercise Notice and accepts the terms in their entirety as provided by Landlord in its Right of First Offer Notice, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the negotiated terms for the Right of First Offer Space.

(iii)        In addition to the foregoing, Tenant shall also have a one-time right of first refusal (“Basement Right of First Refusal”) on the currently vacant suite located on the basement level of the Building, which consists of approximately 8,000 rentable square feet as shown on Exhibit A-1 (“Basement Space”). Tenant’s Basement Right of First Refusal shall be triggered by Landlord’s receipt of a bona fide offer for the lease of the Basement from a third party which offer Landlord is willing to accept. Landlord shall provide the same terms of such offer to Tenant for lease of the Basement Right of First Refusal (“Basement Right of First Refusal Notice”) and Tenant shall have five (5) days after receipt of the Basement Right of First Refusal Notice to accept or reject the Basement Right of First Refusal. If Tenant fails to timely accept or rejects the Basement Right of First Refusal Notice, Landlord shall have the right to lease the

Basement to any party on terms proposed in the Basement Right of First Refusal Notice. Prior to leasing the Basement Space on terms less favorable to Tenant than those contained in the Basement Right of First Refusal Notice presented to Tenant, Landlord shall be obligated to offer the revised terms to Tenant and Tenant shall have five (5) days after receipt of such amended offer to accept or reject the revised terms. If Tenant rejects or does not accept the revised or new terms within the foregoing time period, Landlord shall have the right to enter a lease for the Basement Space on the revised or new terms. Such Basement Right of First Refusal shall be exercisable by Tenant only if no Event of Default by Tenant under this Lease then exists and is continuing beyond the expiration of any notice and cure periods applicable thereto under the Lease, as of the date of submission of the Basement Offer Notice by Landlord to Tenant. If Tenant timely accepts Landlord’s Basement Right of First Refusal Notice, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the negotiated terms for the Basement Space

(iv)     Tenant’s rights under this Section 2.4 shall further terminate if the Lease or Tenant’s right to possession of the Premises is terminated. Tenant’s rights under this Section 2.4 shall further automatically terminate if Tenant assigns this Lease, or sublets 50% or more of the Premises, other than to a Permitted Transferee.

Section 3.	Term; Delivery of Premises.

3.1        Term. The term (“Term”) of this Lease shall commence on the Commencement Date and, unless sooner terminated as provided for in this Lease, shall end on the Termination Date. Commencing as of the Delivery Date, Tenant shall have access to the Premises for all purposes permitted hereunder.

3.2        Delay in Delivery. If Landlord does not deliver the Premises to Tenant on or before the Delivery Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, but in such event, the Commencement Date and Termination Date shall be extended by the same number of days beyond the Delivery Date until such delivery of possession. If Landlord does not deliver the Premises to Tenant within thirty (30) days after the Delivery Date (the “Outside Delivery Date”), then Tenant, as its sole remedy, shall have the right to terminate this Lease by written notice to Landlord at any time until such delivery of possession.

3.3        Allowance. In accordance with the terms of Exhibit B, Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the maximum amount of One Million Six Hundred Eighty-Three Thousand Eight Hundred Twenty-Five Dollars ($1,683,825) for all hard and soft costs incurred by Tenant relating to the design and construction of Tenant’s improvements at the Premises (“Tenant Improvement Work”), provided that Thirty-Three Thousand Dollars ($33,000) of the Tenant Improvement Allowance shall be credited to Landlord and deducted from the Tenant Improvement Allowance for a construction management fee for the Tenant Improvement Work (the “Management Fee”). For avoidance of doubt, the Tenant Improvement Allowance is not applicable to and shall not be used by Tenant with respect to the Roof Deck (as hereinafter defined). Tenant may utilize up to a maximum amount of Five Hundred Eighteen Thousand One Hundred Dollars ($518,100) of the Tenant Improvement Allowance towards the cost of furniture, fixtures, moving costs and applied towards future payments of Base Rent; provided, however, (i) any costs related to furniture, fixtures and moving must be utilized within six (6) months after the Commencement Date, otherwise such right to use this specific portion of the Tenant Improvement Allowance for such items is waived, and (ii) any amounts of this specific portion of the Tenant Improvement Allowance may be applied towards future payments of Base Rent up and until the first anniversary of the Rent Commencement Date, otherwise such right to apply to future payments of Base Rent shall be waived. In addition to the Tenant Improvement Allowance, Landlord has previously disbursed to Tenant the amount of Seven Thousand Seven Hundred Seventy-One Dollars and Fifty Cents ($7,771.50) towards the payment of the plans for the Tenant Improvement Work (“Plans Allowance”).

3.3.1       Repayment and Disbursement of Tenant Improvement Allowance. If an Event of Default occurs under this Lease specifically and solely pursuant to Section 16.1(c) of the Lease such that Landlord is entitled to and does terminate this Lease and/or pursue a claim against Tenant for the payment of damages, then, without limiting Landlord’s other remedies under the Lease, Tenant shall repay to Landlord the entire Tenant Improvement Allowance, and the Plans Allowance, plus interest accruing thereon at the Interest Rate (defined below). Such payment shall be made within thirty (30) days after Landlord’s written demand. Such payments shall be considered Additional Rent (as defined below). So long as no good faith dispute over such amount is due, to the extent that Landlord fails to pay from the Tenant Improvement Allowance amounts due to Tenant, in accordance with the terms hereof, and such amounts remain unpaid for thirty (30) days after written notice from Tenant, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second written notice from Tenant delivered after the expiration of such 30-day period deduct a maximum of twenty (20%) percent of the monthly Base Rent amount per month until the Tenant Improvement Allowance amount outstanding is paid to Tenant.

3.3.2      Procedure. In no event shall Landlord be obligated to make disbursements pursuant to this provision in a total aggregate amount that exceed the Tenant Improvement Allowance, and Tenant shall be responsible for any and all additional costs related to the Tenant Improvement Work that exceed the Tenant Improvement Allowance. No portion of the Tenant Improvement Allowance shall be paid to Tenant for any uses other than those set forth in this Section 3.3 and in Exhibit B, including, without limitation, the purchase of inventory for Tenant’s business or any other items relating to the operation of Tenant’s business. Any costs or upgrades required for increased power or HVAC needs at the Premises triggered by the Tenant Improvement Work shall be at Tenant’s sole cost and expense, of which Tenant may utilize the Tenant Improvement Allowance for such costs.

3.3.3       Compliance with Law. Tenant shall construct all such Tenant Improvement Work in accordance with Exhibit B and Section 8 of this Lease, and in compliance with all Legal Requirements.

Section 4.	Base Rent and Tenant’s Payment Obligations.

4.1      Base Rent and Additional Rent. Beginning on the Commencement Date, Tenant shall pay to Landlord the Base Rent specified in the Basic Lease Information throughout the

Term, on a monthly basis. The first four (4) months of Base Rent for the fourth floor of the Premises only, representing 17,290 rentable square feet, which is $221,888.33, shall be waived, provided, if an Event of Default by Tenant occurs at any time during the Term for which Landlord terminates this Lease and pursues a claim against Tenant for damages, such waived rent shall be immediately due to Landlord upon such termination. In addition to the Base Rent, for each Lease Year subsequent to the Base Year, Tenant shall also pay additional rent in the amount of (a) Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year compared to the Base Year Operating Expenses, and (b) Tenant’s Percentage Share of the total dollar increase, if any, in Property Taxes paid or incurred by Landlord in that year over the Base Year Property Taxes (together, the “Additional Rent”), as more particularly described in Section 5. Notwithstanding anything in this Lease to the contrary, after the Base Year, any increases in the total Controllable Operating Expenses shall be limited to five percent (5%) per year. For example, if Controllable Operating Expenses increased by 2% in the first Lease Year after the Base Year, then Controllable Operating Expenses could not be increased by more than an additional 5% in the second Lease Year after the Base Year. As used herein, “Controllable Expenses” shall mean Operating Expenses other than insurance premiums, janitorial, management fee, utility expenses and the cost of repairs to the Building required by Legal Requirements or the Lease.

4.2        Due Dates. Base Rent and Additional Rent shall be paid to Landlord, in advance, on or before the first day of each calendar month during the Term. In the event the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and Additional Rent for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

4.3        Utilities and Janitorial Services for the Premises.

(i)      Commencing on the Delivery Date and subject to Section 7.1 below, Tenant shall be liable to pay the cost of all charges and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, janitorial, sewer, refuse collection, telephone and any other utility charges or similar items which are separately metered and/or charged against or assessed to Tenant in connection with the use or occupancy of the Premises. If any such utilities or services are not separately metered, charged or assessed, Landlord shall pay such expenses, and Tenant shall pay Tenant’s share thereof as reasonably and equitably determined by Landlord. Notwithstanding the forgoing, Landlord shall, at Landlord’s sole cost and expense, cause the Premises to be separately metered for electricity. Except as expressly set forth in this Lease, Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with any utility service, including, without limitation, water, air conditioning, heat, gas, electric current for light and power, telephone, or any other utility service provided to or serving the Premises, and Tenant waives any claims against Landlord with respect to such matters. Except as expressly set forth in this Lease, no such interruption, termination or cessation of utility services shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when due hereunder. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory controls or guidelines on Landlord or the Premises or any part thereof, relating to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required to make alterations to the Premises in order to comply with such mandatory controls or guidelines, Or make such alterations to the Premises, neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

(ii)      Tenant shall have the right, subject to the terms of Section 8 and to the extent feasible as determined by Landlord upon review of Tenant’s plans concerning the same, to connect to the chilled water serving the Premises located at any of the risers within the satellite shafts at each floor. Tenant shall also have the right, subject to the terms of Section 8 and to the extent feasible as determined by Landlord upon review of Tenant’s plans concerning the same, to tap, at its expense, into the domestic water, drainage and vent systems of the main wet columns, provided that (i) Tenant shall, at Tenant’s cost, obtain any required permits or authorizations from governmental authorities, and (ii) Tenant shall not interfere with any other tenants of the Building or Landlord’s access to or use of the Building Systems (it being agreed that Tenant’s use of reasonable amounts of chilled water, domestic water, drainage and vent capacity shall not be deemed to interfere with other tenants of the Building or Landlord’s access to or use of the Building systems). Tenant shall pay for its use of chilled water at a rate established by Landlord based on Landlord’s cost of providing the same. Tenant shall have sole liability with respect to the exercise of its rights under this Section 4.3(ii), including the cost of repairs, damage to Premises and/or Building, or interference with other Tenant’s use of their Premises, due to Tenant’s use thereof and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, expenses, claims and demands whatsoever, and from and against any and all attorneys’ fees, resulting or on account thereof and therefrom.

4.4      Definition of Rent. Base Rent, Additional Rent, and all sums of money due to Landlord under this Lease shall constitute “Rent”. If a particular sum of money due to Landlord does not have a due date specified in this Lease, then such sum shall be due on the date twenty (20) days after being invoiced by Landlord.

4.5      Late Fee. Tenant acknowledges that late payment of Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any deed of trust covering the Building. Accordingly, if any installment of Rent or any other sums due from Tenant are not received within five (5) days after the due date then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) day cure period in each twenty-four (24) month period before any such late charge accrues. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant’s default for the overdue amount, nor shall it prevent Landlord from exercising the other rights and remedies granted under this Lease. Landlord and Tenant have executed this Section 4.5 to confirm their agreement with respect to late fees.

[Illegible]	[Initials of Landlord]	/s/ A.M.	[Initials of Tenant]

4.6      Interest on Past Due Rent. If any installments of Rent are not received within five (5) days after the due date, then such amount will bear interest from the due date until paid at the rate of ten percent (10%) per year, subject to any limitations imposed by Legal Requirements (the “Interest Rate”). However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

4.7      Payment Procedures. All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices under this Lease or to another person or at another place as Landlord may designate by notice to Tenant. If Tenant pays by check and the check is returned for non-sufficient funds more than once, upon request of the Landlord, the Tenant shall make future payments by cashier’s check, or electronic funds transfer, and Tenant shall be liable to Landlord for any bank charges incurred by Landlord due to the returned check.

Section 5.	Additional Rent.

Additional Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

5.1      Landlord’s Annual Statement. No later than fifteen (15) days prior to the end of the Base Year and no later than fifteen (15) days prior to the end of each subsequent Lease Year, or as soon after that time as is practicable, Landlord shall give Tenant notice of Landlord’s estimate of Additional Rent due under Section 4.1 for the ensuing Lease Year (the “Estimate”). On or before the first day of each month during the ensuing Lease Year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year’s Estimate until the month after that notice is given. If at any time it appears to Landlord that the Additional Rent for Operating Expenses and/or Property Taxes for the current Lease Year will vary from the Estimate, Landlord may, by written notice to Tenant, revise the Estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised Estimate. Until such time as the City and County of San Francisco Assessor’s office issues an updated tax bill reflecting Landlord’s purchase of the Building in 2010, Landlord’s estimate of Property Taxes shall be based on the amount of real property taxes that is reasonably estimated, in good faith, by Landlord to be due at such time (“Landlord’s Property Tax Estimate”).

5.2      Reconciliation. Within ninety (90) days after the close of each Lease Year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Additional Rent for that Lease Year (the “Statement”). At Tenant’s written request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and/or Property Taxes. Landlord’s Property Tax Estimate shall be deemed accurate for purposes of the Statement and any reconciliation, until actual tax bills have been issued by the City and County of San Francisco. If the Statement discloses that Tenant owes an amount that is less than the estimated payments for the applicable Lease Year previously made by Tenant, then Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of Rent that are due. However, if the Term has expired without renewal or otherwise terminated, then Landlord shall credit such excess against any balances due from Tenant, and then refund any remaining amounts due to Tenant. If the amount of Additional Rent billed to Tenant was overstated by more than five percent (5%), then Landlord shall reimburse Tenant for its reasonable and actual costs incurred in connection with such review up to a maximum amount of Two Thousand Dollars ($2,000). If the Statement discloses that Tenant owes an amount that is more than the estimated payments for the Lease Year previously made by Tenant, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the Statement. With respect to Property Taxes, the Statement shall include Landlord’s Property Tax Estimate until such time as the City and County of San Francisco Assessor’s office issues an updated tax bill reflecting Landlord’s purchase of the Building in 2010; provided, however, at such time as the 2010 reassessment is actually issued by the City and County of San Francisco Assessor’s office, Landlord shall make an appropriate adjustment to all prior Statements.

5.3      Audit Rights. Tenant or its representatives or agents shall have the right, at Tenant’s sole cost and expense, upon at least thirty (30) days prior notice to Landlord, and at Landlord’s election (i) for Tenant at any time during regular business hours to review and photocopy Landlord’s records pertaining to the Additional Rent for the immediately previous Lease Year and the Base Year, or (ii) for Landlord to provide the foregoing materials to Tenant. Tenant shall provide written notice to Landlord of its intention to audit within ninety (90) days of receipt of Landlord’s Statement pursuant to Section 5.2, and complete the review and present any disputed charges to Landlord, in writing, within six (6) months of receipt of Landlord’s Statement pursuant to Section 5.2. If Tenant fails to provide written notice to Landlord of its intention to audit within ninety (90) days of receipt of Landlord’s Statement pursuant to Section 5.2, or complete the review and present any disputed charges to Landlord, in writing, within six (6) months of receipt of Landlord’s Statement pursuant to Section 5.2, then Tenant shall have no right to contest the Statement or receive a refund, subject to Landlord’s obligation to make appropriate retroactive adjustments to the Statement as provided in Section 5.2 above.

5.4      Prorations; Survival. The amount of Additional Rent for any fractional year during the Term shall be appropriately prorated. The termination of this Lease shall not affect the obligations of the parties pursuant to this Section 5 to be performed after the termination.

Section 6.	Use and Access to Premises.

6.1      Permitted Use. The Premises shall be used only for office and administration purposes and uses ancillary thereto. No other uses of the Premises shall be permitted without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any Legal Requirements, (b) which is prohibited by the Building’s form of fire insurance policy or applicable insurance regulation, or (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or its contents. Tenant shall not use, dispose of, or store in the Premises or the Building any Hazardous Materials, with the sole exception of typical office supplies (printers, computers, etc.) and cleaning products, but only in necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable Legal

Requirements. Tenant shall not do or permit anything to be done on the Premises that will unreasonably obstruct or interfere with the rights of other tenants of the Building, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, permit or maintain any nuisance or waste on or about the Premises. Tenant shall have access to the Premises twenty-four (24) hours a day, 365 days a year, subject however to Force Majeure events, and to Landlord’s Reserved Rights under Section 9 of this Lease.

6.2      Deliveries. All deliveries to Tenant and the Premises shall be made in accordance with commercially reasonable procedures established for the Building by Landlord. No hand trucks shall be used in any portion of the Building, including Common Areas, unless they are equipped with rubber tires and side guards. Landlord shall have no obligation to accept deliveries for Tenant or on its behalf, but if Landlord or its employees or agents accepts deliveries for Tenant, Tenant hereby waives any rights against Landlord for any loss or damage resulting therefrom.

6.3      Compliance with Laws. At Tenant’s sole cost, Tenant shall promptly comply with all laws and governmental rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers (“Legal Requirements”), insofar as they relate to (a) Tenant’s specific use or occupancy of the Premises, or (b) alterations undertaken by Tenant. Such obligation shall include, without limitation, compliance with the Green Building Ordinance, or any applicable Legal Requirements relating to “green buildings” or sustainability programs. Anything to the contrary contained in this Lease notwithstanding, Tenant shall not be responsible for compliance with any Legal Requirements where such compliance is not related specifically to Tenant’s use and occupancy of the Premises or Tenant’s Alterations. For example, if any governmental authority should require the Building to be structurally strengthened against earthquake, and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant’s specific use or occupancy of the Premises, then such work shall be performed by Landlord as an Operating Expense, subject to the express limitations thereof.

6.4      ADA Matters. Tenant agrees to take all proper and necessary action to cause the Premises to be used and occupied in compliance with ADA Requirements. Subject to Landlord’s obligations as set forth in Section 2.3, Tenant shall be responsible for the cost of all work required to ensure that the Premises and the Building comply with ADA Requirements if the obligation to do such work is due to Tenant’s specific use of the Premises or to any Alterations (including Tenant’s initial Alterations and the Tenant Improvement Work made upon occupancy) installed or constructed in the Premises.

6.5      Rules and Regulations. Tenant shall comply with the Rules and Regulations attached to and incorporated in this Lease as Exhibit C, and with the Tenant Construction Standards and Regulations which is Schedule 1 to the Rules and Regulations, including any modifications and additions. Landlord may reasonably modify the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation of any of these Rules and Regulations by any other tenant or occupant of the Building. If any rule specifically conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail.

6.6      Smoking Prohibited. Smoking in the Building is prohibited.

6.7      Personal Property Taxes. Tenant shall be solely responsible for any personal property taxes levied against Tenant’s personal property at the Premises.

6.8      Dogs. Tenant shall be permitted to keep dogs at the Premises, subject to the satisfaction of the following conditions: (1) Tenant shall have the sole obligation, at its sole cost and expense, to keep clean, and repair any physical damage to, the Premises and Building, caused or created by the dogs, (2) Tenant shall maintain adequate insurance coverage, at Tenant’s sole cost and expense, to cover any injuries or property damage caused by such dogs, and (3) Tenant shall ensure the presence of the dogs do not interfere with the quiet enjoyment of other tenants at the Building. If any of the foregoing conditions are breached by Tenant on more than two (2) occasions in any eighteen (18) month period, provided Tenant has been given notice of such violations by Landlord, Landlord may permanently withdraw its consent to have the dogs on-site at the Premises. All dogs walking within the common areas of the building, solely for purposes of ingress and egress to the Premises, such as the lobby, elevators, hallways and restrooms must be leashed at all times. Further, Tenant affirms that all dogs which it allows its employees to bring to work are not dangerous.

Section 7.	Services Provided By Landlord.

7.1      Landlord’s Duties. Landlord shall maintain the Building’s structure, foundation, footings, floor slab, load bearing walls, exterior walls (including glass), Building Systems, roof (structure and membrane), and Common Areas. Subject to Section 12.4, to the extent applicable, damage to the Common Areas that is caused by Tenant shall be repaired by Landlord at Tenant’s expense. The standard of maintenance shall be equal to that of other similar commercial office buildings in San Francisco, California.

7.2      Standard Utilities and Services. Landlord shall furnish, subject to reimbursement by Tenant as part of Operating Expenses, in such amounts and of a quality consistent with comparable buildings in downtown San Francisco: (a) janitorial services for Common Areas, (b) heating, ventilation and air conditioning, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant’s use of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays, except legal holidays, or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (c) elevator service, (d) restroom supplies for restrooms that are not part of the Premises, (e) window washing with reasonable frequency, but not less than one (1) time per year, and (f) water for the restrooms and kitchen areas (collectively, “Standard Utilities and Services”). To the extent that such service is requested by Tenant, Landlord shall provide the Premises with heating, ventilation and air conditioning service at times other than the hours set forth in subparagraph (a) above. In the event of such a request by Tenant, Tenant shall pay to Landlord Landlord’s charge for such additional heating and air conditioning service within twenty (20) days after Tenant’s receipt of Landlord’s charges, based on Landlord’s actual utility costs, on account of said additional hours of operation. Landlord agrees that such hourly rate shall be established at an amount which will reimburse Landlord for the actual cost to Landlord to supply the service and without a profit to Landlord. Landlord shall have the right to establish reasonable measures to conserve energy and water, and to comply with the Green Building Ordinance and any applicable Legal

Requirements, including but not limited to, automatic light shut off after hours and efficient lighting forms.

7.3      Security Services Provided. Landlord shall cause to provide an onsite security guard 24 hours a day / 7 days a week. Tenant acknowledges that such services shall be billed as part of Operating Expenses and that Landlord shall have no liability to Tenant with regard for any losses or any criminal activities despite this contractual obligation of Landlord. Tenant is solely responsible for insuring and safeguarding its property and protecting its employees, agents, customers and invitees.

7.4      Costs Included with Operating Expenses. The cost of all services and utilities provided by Landlord under this Section 7 shall be included in the calculation of Operating Expenses.

7.5      Interruption of Standard Utilities and Services. Notwithstanding anything herein to the contrary, if the Premises, or a material portion of the Premises, is made untenantable, inaccessible or unsuitable for the ordinary conduct of Tenant’s business, as a result of an interruption in any of the Standard Utilities and Services, then (i) Landlord shall use commercially reasonable good faith efforts to restore the same as soon as is reasonably possible, (ii) if, despite such commercially reasonable good faith efforts by Landlord, such interruption persists for a period in excess of three (3) consecutive days, then Tenant shall be entitled to receive an abatement of Base Rent and Additional Rent payable hereunder commencing as of the date of such interruption and ending on the day the applicable utility or service has been restored; provided that such abatement shall only apply to the extent Landlord is entitled to collect proceeds under the policy of any rental-loss insurance maintained by Landlord, provided that the cost of which has been included as an Insurance Expense.

Section 8.	Alterations.

8.1      Landlord’s Consent Required. Tenant shall not make or allow any alterations, additions, or improvements to the Premises or the Building (together, “Alterations”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, subject to the terms of this Section 8.1. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord, provided that such Alterations (a) are non-structural in nature, (b) are estimated to cost less than One Hundred Thousand Dollars ($100,000), (c) would not require modification or connection to any Building Systems, (d) not require the issuance of any building permits, and (e) can not be seen from any portion of the Building outside of the Premises. Landlord may in its sole discretion withhold or condition approval of Alterations that could materially and adversely impact the Building Systems or structure of the Building. As part of any request for Landlord’s consent, Tenant shall provide Landlord with plans and specifications describing the proposed Alterations, along with the name of the proposed contractor and any subcontractors. With respect to any Alterations requiring Landlord’s approval, Landlord shall respond to Tenant’s request for approval of within fifteen (15) business days. Except in connection with the Tenant Improvement Work, Tenant shall reimburse Landlord for any reasonable out of pocket expenses incurred by Landlord if the plans and specifications require review by outside consultants, in Landlord’s reasonable discretion. All Alterations shall, upon expiration or termination of this

Lease pursuant to its terms, immediately become Landlord’s property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by written notice to Tenant at the time of granting consent to such Alterations to have Tenant remove any Alterations. Notwithstanding anything herein to the contrary, in no event shall Tenant be obligated to remove any of the initial Tenant Improvement Work or any Roof Deck. If Landlord’s consent is not obtained for any Alterations, then Landlord may notify Tenant not later than ninety (90) days prior to the Termination Date (except in the event of a termination of this Lease prior to the scheduled Termination Date, in which event no advance notice shall be required) that removal of such Alterations is required, and Tenant shall be required to remove such Alterations. In such circumstances, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations. All Alterations shall comply with the requirements of the Tenant Construction Standards and Requirements, which is Schedule 1 to the Rules and Regulations.

8.2        Construction Requirements. Without limitation of the Construction Standards and Requirements listed on Schedule 1 to the Rules and Regulations, all Alterations shall be completed in strict accordance with the plans and specifications approved by Landlord (not to be unreasonably withheld as described in Section 8.1), shall be carried out in a good, workmanlike and prompt manner, shall comply with all Legal Requirements, and shall be subject to supervision by Landlord or its employees, agents or contractors. If and to the extent that any Alterations require improvements to the Premises or to the Building to comply with applicable Legal Requirements, including the Green Building Ordinance or ADA Requirements (“Compliance Improvements”), if Tenant elects to undertake such Alterations, then Tenant shall be responsible for the payment of the costs of all such Compliance Improvements. Tenant shall provide, at its expense, such completion, performance and/or payment bonds, as Landlord considers necessary with respect to such construction work. Tenant shall also require its contractor to maintain insurance in amounts and in such form as Landlord may reasonably require. There shall be a reasonable supervisory or management fee paid to Landlord in connection with Tenant’s Alterations, not to exceed three percent (3%) of the Construction Costs.

8.3        Prohibition of Liens. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Building. Tenant shall give Landlord at least fifteen (15) days’ written notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of nonresponsibility, or other notices permitted or required by law or which Landlord shall deem proper, in or on the Property or the Premises. Landlord’s interest in the Property shall not be subjected to liens of any nature by reason of any Alterations, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics’ and materialmen’s liens. If because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, within fifteen (15) days following Tenant’s knowledge of the same, cause such lien to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise). Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities, suits, penalties, expenses, claims and costs relating to such liens, including any reasonable attorneys’ fees. In the event that Tenant shall fail to comply with the foregoing provisions of this Section, Landlord shall have the option, but not the obligation of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant shall reimburse Landlord, upon demand and as additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Interest Rate, until paid.

8.4        Roof Deck. Tenant shall have the right to construct a roof deck for its exclusive use (a “Roof Deck”), subject to Landlord’s approval, which approval shall not be unreasonably withheld and which may take into account, among other things, structural, mechanical, security, ADA compliance, and safety considerations at the Building, and whether there is any increased maintenance costs to Landlord, of which there should be none caused by such construction and use of the Roof Deck. Further, if Landlord approves the plans and specifications of the Roof Deck, Tenant must also obtain any necessary approvals and permits from the City and County of San Francisco. If approved by both the Landlord and the City and County of San Francisco, Tenant may construct the Roof Deck at Tenant’s sole cost and expense and in accordance with Section 8 and Exhibit B of this Lease and all Legal Requirements. The Tenant Improvement Allowance shall not apply to the payment of costs for the Roof Deck.

8.5        Landlord Right to Perform Alterations. As part of requesting consent to any proposed Alterations, Tenant shall have the right to request that Landlord perform all or any portion of such Alterations, in Landlord’s sole discretion. In the event that Landlord agrees to do so, then Tenant shall deposit with Landlord the estimated cost of the Alterations that Landlord has elected to perform, plus a management fee of five percent (5%) of the estimated construction costs. Such funds shall be used to complete the Alterations, but Tenant shall be responsible for any cost overruns, and Tenant shall be required to deposit any estimated additional construction costs with Landlord prior to further construction of the Alterations. Tenant shall execute a work letter in a form reasonably required by Landlord in order to confirm the terms and conditions of the construction.

Section 9.	Repairs to the Premises; Landlord’s Reservation of Rights.

9.1        Tenant’s Obligations. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) window coverings (if any, and without limitation of the prohibition in the Building Rules and Regulations of Tenant’s installing any window coverings without Landlord’s prior written consent); (c) interior partitions; (d) interior doors; (e) the interior side of demising walls; (f) Cable; (g) kitchens located within the Premises, including, but not limited to, any appliances therein, and (h) Alterations, fixtures and equipment installed by Tenant. Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant may request that Landlord provide particular repair or maintenance services to the Premises. Landlord may provide such requested services to Tenant, at Landlord’s option, provided that Tenant shall pay Landlord’s out of pocket cost of such repairs or maintenance, plus a service charge equal to fifteen percent (15%) of the cost of such repairs (the “Service Charge”). Subject to Section 12.4, to the extent applicable, Tenant shall reimburse Landlord for the cost of repairing damage to the Building or Premises caused by the wrongful acts, negligence or willful misconduct of Tenant or the Tenant Parties.

9.2        Landlord’s Right to Cure. If Tenant fails to commence and diligently make any repairs to the Premises as required by this Lease for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may, but shall not be required to, make the repairs, and Tenant shall pay, within thirty (30) days after Landlord’s demand, the reasonable cost of the repairs, plus the Service Charge. Except as expressly set forth in this Lease, Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and other similar rights under any Legal Requirement (whether now or hereafter in effect). Without limitation of the foregoing, Tenant waives the rights in California Civil Code Sections 1931, 1932, 1941, and 1942.

9.3        Landlord’s Obligations. Landlord shall provide the following maintenance and repair services to the Premises, at Landlord’s expense, the cost of which shall be included as an Operating Expense, subject to the express limitations thereof:

(a)        structural portions of the Premises;

(b)        Building Systems serving the Premises;

(c)        Building light fixtures and the replacement of light bulbs in such fixtures (but not any “stand alone” lighting equipment that are plugged into electrical outlets), plumbing and related equipment serving the Premises, including hot water heaters, and kitchen appliances (“Tenant Systems”); and

(d)        Exterior windows and doors that provide entry into the Premises.

9.4        Tenant’s Right to Cure. Notwithstanding any provision set forth in the Lease to the contrary, if (i) Tenant provides prior written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance as provided in Section 9.3 above, and Landlord does not disagree that such repair and/or maintenance is Landlord’s obligation under this Lease or that the particular repair is required, (ii) Landlord fails to commence curative action within fifteen (15) days after the receipt of such notice and (iii) Landlord’s failure to take such action materially and adversely affects Tenant’s use and/or occupancy of the Premises, then Tenant may proceed to take the required action after delivery of an additional five (5) days notice to Landlord specifying the specific action required and that Tenant intends to take or commence such required action. If such action is not taken by Landlord within such five (5) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual out-of-pocket costs and expenses in taking such action. Such amounts shall be reimbursed by Landlord within thirty (30) days after the receipt from Tenant of an invoice confirming the costs and expenses incurred in connection with the action taken by Tenant. If Landlord fails to reimburse Tenant for any such costs and expenses within forty-five (45) days, then Tenant may offset such amounts against the Rent payable under this Lease up to a maximum of twenty (20%) percent of the monthly Base Rent amount per month. In exercising its rights under this Section 9.4, Tenant shall not make any alterations or improvements to the Building structure or Building Systems.

9.5        Landlord’s Reservation of Building Rights. Landlord reserves the right, at any time and from time to time, without the same constituting an actual or constructive eviction of Tenant to (a) make alterations, additions, repairs, improvements to or in the Building, the fixtures and equipment therein, the Building Systems, the Common Areas and all other parts of the Building, (b) to decrease the size of area of all or any part of the Building (other than the Premises); (c) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, restrooms and other public parts of the Building and to create additional rentable areas through use or enclosure of Common Areas; (d) to change the Building’s name or street address; and (e) to install, affix and maintain any and all signs on the exterior and interior of the Building (the “Reserved Rights”). In Landlord’s exercise of the Reserved Rights Landlord shall use reasonable efforts to minimize to the extent possible any interference with Tenant’s business. Tenant acknowledges and agrees that Landlord shall have no liability to Tenant for reduced Rent or damages in the event that Landlord performs any of the above Reserved Rights in the Premises, and Landlord shall have no liability to Tenant for any such construction or other matters described in this Section, and Tenant shall not be entitled to any reduction in Rent for such matters. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any work performed by Landlord, any of such windows are permanently darkened or covered over due to any Legal Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction

Section 10.	Damage or Destruction.

10.1      Minor Casualty. In the event the Premises or the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Landlord shall notify Tenant of the estimated time and approximate cost, in Landlord’s reasonable judgment, required for repair or restoration. If (a) the damage to the Building is estimated by Landlord to cost less than twenty percent (20%) of the fair market value of the Building to repair, and (b) the estimated time for substantial repair or restoration of the Premises and the Building, is one hundred and eighty (180) days or less after the casualty event, then Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy to the condition existing immediately prior to such casualty (including the Tenant Improvement Work but not any Alterations), but only to the extent feasible and to the extent of available insurance proceeds (plus applicable deductibles or self insured retention) are available to Landlord to make such repairs. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive an abatement of Base Rent and Additional Rent for that part of the Premises rendered unusable in the conduct of Tenant’s business.

10.2      Material Casualty. If (a) the cost to repair the damage to the Building and the Premises is estimated by Landlord to be twenty percent (20%) or greater than the fair market value of the Building, or (b) the estimated time for substantial repair or restoration is in excess of one hundred and eighty (180) days after the casualty event, then Tenant or Landlord may elect to terminate this Lease as of the date of the casualty event by giving notice to the other party within fifteen (15) days following receipt of Landlord’s notice of the estimated time for repair.

10.3      Tenant Termination Right. Notwithstanding anything to the contrary contained herein: (i) if Tenant’s use of the Premises is substantially impaired for a period of more than one (1) year after the casualty event, or during the last twelve (12) months of the Term, then Tenant shall have the right to terminate this Lease by written notice to Landlord at any time thereafter until Tenant’s use of the Premises is substantially restored

10.4      Landlord’s Rights. Notwithstanding the foregoing, Landlord’s obligation to restore or repair the Building shall be limited to the amount of insurance proceeds actually received by Landlord for such reconstruction or repair, plus any deductibles or self insured retention. Landlord shall have no liability to Tenant if insurance proceeds are not available. Landlord shall have no obligation to restore any Alterations made by Tenant other than the Tenant Improvement Work. The parties each waive the benefit of California Civil Code Section 1933 (3) and any other applicable statutes as they intend this Section to govern any issues concerning casualty.

Section 11.	Eminent Domain.

If all or any part of the Premises are taken through eminent domain, this Lease shall automatically terminate for the part taken as of the date of taking or the date of the deed in lieu of condemnation. For a partial taking of the Premises, either Landlord or Tenant shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty (30) days after the taking. However, Tenant’s right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Tenant for moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises paid for by Tenant to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly Base Rent and Additional Rent shall be equitably reduced. If the entire Building is taken by eminent domain then this Lease shall automatically terminate as of the date of the taking or deed in lieu of condemnation. The parties waive any rights under California Code of Civil Procedure Section 1265.130 as this Section is intended to govern the parties’ rights in the event of a taking by eminent domain.

Section 12.	Insurance.

12.1      Tenant’s Insurance Requirements. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general insurance company rating of “A-” or better and a financial size ranking of ‘‘Class VIII” or higher, in the most recent edition of Best’s Insurance Guide:

(a)        commercial general liability insurance, including contractual liability coverage with respect to Tenant’s indemnity obligations under this Lease, insuring Tenant’s activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of Two Million Dollars ($2,000,000) per occurrence/Three Million Dollars ($3,000,000) general aggregate;

(b)        fire damage/legal liability insurance and personal/advertising injury insurance (which shall not be subject to any contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000);

(c)        personal property insurance insuring Tenant for full replacement value on all of Tenant’s merchandise, inventory, fixtures, equipment, and Alterations (other than Tenant Improvement Work) in the Premises. Such insurance shall have a vandalism and malicious mischief endorsement together with a sprinkler leakage endorsement (if the Building contains sprinklers) and any proceeds from such insurance may be used for the repair or replacement of insured items. Tenant agrees that Landlord has no obligation to insure any Alterations (other than Tenant Improvement Work) installed by Tenant;

(d)        business interruption insurance, providing coverage for Tenant’s estimated business losses, including the payment of Base Rent and Additional Rent, each for a period of at least twelve (12) months, in the event that Tenant is prevented from using or occupying the Premises for any reason outside of Tenant’s reasonable control;

(e)        worker’s compensation insurance in statutory amounts and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000) for injury or death, each accident; and

(f)        if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate.

12.2      Documentation of Coverage. Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section. Such insurance policies shall provide that such insurance carrier shall endeavor to provide thirty (30 days notice of cancelation or non-renewal, 10 days for non-payment of premium. In addition to the foregoing, Tenant shall promptly notify Landlord in writing of any lapse in coverage of any policy required to be maintained by Tenant under the Lease. Tenant shall also provide copies of the insurance policies to Landlord at Landlord’s request. Landlord, Landlord’s property manager, and the holder of any fee or leasehold mortgage, shall each be specifically named (by name of the applicable entity) as an additional insured under Tenant’s commercial general liability insurance maintained pursuant to this Lease. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant’s policy.

12.3.      Landlord’s Insurance. Landlord shall insure the Building against loss or damage due to fire and casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts and from such companies as Landlord may from time to time reasonably determine; provided, however that such coverage shall (i) be for full replacement of the Building, and (ii) be with companies and have policies meeting the criteria set forth in Section 12.1. Landlord shall also maintain commercial general liability insurance meeting the criteria set forth in Section 12.1(a). Upon request by Tenant, from time to time, Landlord shall provide reasonable documentary evidence of such insurance as maintained by Landlord.

12.4        Waiver of Subrogation. Notwithstanding anything to the contrary contained or implied in this Lease, Landlord and Tenant each hereby release each other from any liability for injury to any person or damage to any property, including, but not limited to, the Premises and the Building that are caused by, or result from, risks insured or required under the terms of this Lease to be insured against under any insurance policies carried or required to be carried under this Lease by either of the parties. However, Tenant shall be responsible for any of Landlord’s deductible that are due because of damage or liability for which Tenant is otherwise responsible hereunder. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker’s compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any claim, liability, loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver. This provision does not limit the indemnity obligations provided for in Section 13 below. For avoidance of doubt, in the event of any damage to the Premises or any of Tenant’s personal property or any improvements located in the Premises, whatever the cause, as well as any personal injury, death, or damage caused by Tenant’s conduct or operations in the Premises, the parties intend that Tenant’s insurance policies shall provide the primary coverage for any such loss or damage.

Section 13.	Indemnification and Waiver of Claims.

13.1        Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, litigation, liabilities, damages, losses, costs, and expenses arising out of or relating to (a) any injury to or death of any person or damage to or destruction of property occurring at the Premises and/or the Building, to the extent attributable to the action or inaction of Tenant or Tenant’s Parties, (b) Tenant’s use or storage on the Premises or Building of any Hazardous Materials, (c) Tenant’s liability and obligations under Section 6.8 of the Lease, and (d) Tenant’s breach of this Lease, each except to the extent resulting from the fraud, negligence or willful misconduct of Landlord or its agents, contractors, or employees. Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, demands, litigation, liabilities, damages, losses, costs, and expenses arising out of or relating to (a) any injury to or death of any person or damage to or destruction of property occurring at the

Premises, to the extent attributable to the gross negligence or willful misconduct of Landlord or Landlord’s Parties, (b) Landlord’s use or storage in the Building of any Hazardous Materials in violation of Legal Requirements, and (c) Landlord’s breach of this Lease, each except to the extent resulting from the fraud, negligence or willful misconduct of Tenant or its agents, contractors, or employees. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. The provisions of this Section shall survive the expiration or termination of this Lease.

13.2      Waiver of Claims Against Landlord. To the extent permitted by Legal Requirements, Tenant on behalf of all Tenant Parties, waives any all claims (at law, in equity, or otherwise) against Landlord and all Landlord Parties, and assumes the risk of any such claims, for the any of the following:

(a)        injury to or death of any person; and/or

(b)        loss of, injury or damage to, or destruction of, any tangible or intangible property, including the resulting loss of use and any economic losses, and consequential or resulting damages of any kind.

Landlord Parties shall not be liable for such matters regardless of whether the liability results from any active or passive act, error, omission or negligence of any of the Landlord Parties, or is based on claims in which liability without fault or strict liability is sought to be imposed on Landlord Parties.

Tenant acknowledges and agrees that Tenant shall be responsible to maintain appropriate insurance providing coverage for Tenant’s property, and Landlord shall have no liability for damage to or destruction of Tenant’s property for any cause whatsoever, including water leakage, fire, smoke, theft or other casualty. This waiver provision shall not apply to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord Parties’ fraud, gross negligence or willful misconduct.

Tenant further acknowledges that Tenant has had the opportunity to negotiate, accept, alter, or modify the waivers provided for in this Section, and that the consideration provided to Tenant in this Lease is fair and adequate. This Section shall survive the expiration or termination of this Lease.

Section 14.	Assignment and Subletting.

14.1      Landlord’s Consent Required. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign this Lease or any interest in this Lease, sublet the Premises or any portion of the Premises, license the use of the Premises by any party, or in any way encumber this Lease (together, a “Transfer”). If Tenant is a partnership or limited liability company, any change of more than 49% of the partners or members of Tenant shall be deemed to be an assignment. Any Transfer without Landlord’s written consent shall be void, and shall, at the option of Landlord, if not cured within three (3)

days following notice, constitute a Default under this Lease without any further notice or opportunity to cure.

14.2      Procedure for Obtaining Consent. Landlord shall respond to Tenant’s request for a Transfer within fifteen (15) days of receiving a written request from Tenant and receipt of documentation describing the proposed Transfer and financial condition of the proposed assignee or sublessee (together a “Transferee”) and other necessary information as reasonably requested by Landlord. In the event Tenant requests Landlord’s consent to a Transfer, then, whether or not consent is given, Tenant shall pay Landlord’s reasonable attorney fees incurred in connection with Landlord’s review of the request, not to exceed $2500 plus any increase in the Consumer Price Index (“CPI”), as compared to CPI existing on the Effective Date. Landlord may withhold its consent to the proposed Transfer for any reasonable basis, including, but not limited to, any of the following: (a) the proposed use of the Premises will result in a material detriment to Landlord or will materially increase the costs attributable to, or decrease the value of the Building, (b) the proposed use of the Premises (for other than general office use) is incompatible with the tenant mix at the Building, (c) Landlord reasonably believes that the proposed transferee lacks sufficient business reputation or experience to operate a successful business at the Building, (d) Landlord reasonably believes that the proposed transferee’s net worth is insufficient to support the obligations under such Transfer, (e) the proposed transferee is a current Tenant or an affiliate of a current Tenant at the Property, and Landlord has vacant and available space substantially similar to the space subject to the potential Transfer, (f) the proposed transferee is a party with whom Landlord has been negotiating for space at the Building within the past six (6) months, and Landlord has vacant and available space substantially similar to the space subject to the potential Transfer, or (g) Landlord reasonably withholds its consent based upon either factors and/or reasons not otherwise listed herein which Landlord is nevertheless permitted to consider under the laws of the State of California.

14.3      Further Assignment or Sublease. No Transferee shall have a right to further assign or sublet without Landlord’s prior consent, which may not be unreasonably withheld, and any such further Transfer shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new assignment or sublease.

14.4      Excess Rental Income. In the case of a Transfer, fifty percent (50%) of any cash or economic consideration received by Tenant as a result of the Transfer shall be paid to Landlord after first deducting (a) the Base Rent and Additional Rent due under this Lease, prorated to reflect only rental allocable to the subleased portion of the Premises, if applicable, (b) any tenant improvements paid for by Tenant with respect to the Transfer, subject to any requirements in this Lease, and (c) reasonable real estate commissions and attorneys’ fees actually paid by Tenant in connection with the assignment or subletting. Such deductions shall be subject to Tenant’s providing Landlord with reasonable documentation and proof of payment of the expense. As a condition to Landlord’s consent, Tenant shall be required to provide Landlord with copies of all documentation concerning the proposed Transfer and shall certify to Landlord the consideration to be received from the proposed Transferee.

14.5      No Release of Tenant. Regardless of Landlord’s consent, no Transfer shall release or alter Tenant’s obligation or primary liability to pay the Rent and perform all other obligations under this Lease. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 16 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Notwithstanding the foregoing, the Transferee shall, as a condition to the Transfer, agree to abide by the provisions of this Lease (or, in the case of the sublease, those provisions of this Lease that have been incorporated therein) and, upon any default by Tenant, attorn to Landlord. Landlord shall not be required to assume any liability to Transferee.

14.6      Right of Recapture. In the event that Tenant proposes to assign this Lease or sublet all or substantially the entirety of the Premises for substantially the remainder of the Term, then Tenant shall give Landlord written notice (the “Intention to Transfer Notice”) of such contemplated Transfer and the contemplated effective date of such Transfer (the “Contemplated Effective Date”). Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to cancel and terminate this Lease by written notice to Tenant (a “Recapture Notice”), to be effective as of the Contemplated Effective Date; provided, however, if Landlord delivers a Recapture Notice then Tenant may revoke its Intention to Transfer Notice within five (5) days thereafter and this Lease shall continue in full force and effect. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 14.6 to recapture the subject space unless it becomes available again after assignment or subletting by Tenant.

14.7      Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, provided the Permitted Transfer (as hereinafter defined) is made for a good faith business purpose and not in order to evade the requirements of this Section 14, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”). Sections 14.4 and 14.6 shall not apply in connection with any Permitted Transfer. Additionally, any rights that are personal to Tenant shall also accrue to any assignee pursuant to a Permitted Transfer.

14.8      Limitation of Landlord’s Liability. Landlord shall have no monetary liability to Tenant for failing to grant consent to any Transfer. Tenant’s sole remedy shall be for injunctive or declaratory relief, and Tenant hereby waives any claims against Landlord for monetary liability concerning a proposed Transfer.

Section 15.	Reasonable Entry by Landlord.

Subject to Tenant’s reasonable security requirements, Landlord may enter the Premises at reasonable times with reasonable notice to Tenant to (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or, during the final nine (9) months of the Term, tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) provide any services to be provided by Landlord under this Lease; (e) post notices of nonresponsibility; (f) make repairs or perform maintenance required of Landlord by this Lease or that is reasonably required; and (g) to make repairs to any adjoining space, Building Systems, or make repairs, alterations, or improvements to any other portion of the Building. Tenant waives any damage claims for inconvenience to or interference with Tenant’s business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord’s entry; provided, however, that in exercising its rights under this Section 15, Landlord shall use good faith efforts to minimize any interference with Tenant’s use or enjoyment of or access to the Premises. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant’s vaults, safes, and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant’s doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant. Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant with twenty-four (24) hours notice prior to entering the Premises, except in the event of an emergency, Landlord may enter the Premises without providing such notice.

Section 16.	Default.

16.1      Events of Default by Tenant. The following events shall constitute events of default under this Lease (each, an “Event of Default”):

(a)        failure by Tenant to pay Base Rent, Additional Rent or other sum payable under this Lease, within three (3) days after written notice from Landlord that such payment is past due;

(b)        a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any Rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after written notice from Landlord, provided however that if the default is curable and requires more than thirty (30) days to remedy, Tenant shall not be in default if it commences to cure within such thirty (30) day period and diligently proceeds to complete the cure within a total of sixty (60) days; providing, however, that such sixty (60) day period shall be extended, on a day for day basis, for any delays in the completion of such cure directly and solely caused by an inability to obtain services, labor, or materials, or due to the failure of the governmental agency to issue necessary permits or approvals, civil commotions, fire or other casualty, and other causes beyond the reasonable control of Tenant, provided that Tenant uses its best efforts to remedy the default, without regard to cost.

(c)        the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

(d)        the appointment of a receiver for a substantial part of Tenant’s assets;

(e)        the abandonment of the Premises, as such is defined in Section 1951.3 of the California Civil Code;

(f)        failure of Tenant to execute and deliver to Landlord any estoppel certificate within the time period and in the manner required by Section 17, provided that not less than five (5) business days’ notice of such failure shall have first been delivered to Tenant by Landlord;

(g)        the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and the failure to have the attachment or execution vacated within sixty (60) days;

(h)        Tenant’s breach of Section 14 (Assignment and Subletting), which is not cured within three (3) days following notice; and

(i)         Tenant’s bringing Hazardous Materials in to the Premises or the Building, in breach of Section 6.1, which is not cured within one (1) business day.

16.2      Landlord’s Remedies upon Default. On occurrence of any Event of Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise the following remedies:

(a)        Right to Continue Lease and Recover Rent. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due as set forth in California Civil Code Section 1951.4. During the period Tenant is in Default and subject to Legal Requirements, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, provided that any Rent in excess of the monthly Rent due hereunder shall be payable to Landlord as provided for below. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(b)        Right to Terminate. Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, subject to Legal Requirements. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to recover from Tenant as damages, the aggregate of:

i.                                         The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

ii.                                        The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

iii.                                       The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

iv        Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

For purposes of this Section 16.2(b), “rent” shall mean Base Rent, Additional Rent, and all other sums due to Landlord from Tenant under this Lease. As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate, but in no event greater interest than allowed by Legal Requirements. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per year.

16.3      No Waiver. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

16.4      Tenant’s Waiver of Right of Redemption. Tenant waives the benefit of Section 1174(c) of the California Code of Civil Procedure (providing for Tenant’s right to satisfy a judgment in order to prevent a forfeiture of this Lease), or any similar Legal Requirements.

16.5      Service of Process. Tenant acknowledges and agrees that the address for notices set forth in the Basic Lease Information shall be sufficient to serve Tenant with any legal notice, including a complaint for unlawful detainer.

16.6      Landlord’s Default. Landlord shall not be in default under this Lease unless Tenant shall have provided Landlord with written notice specifically describing the default, and Landlord has failed to cure such default within thirty (30) days after deliver of this notice to Landlord. However, if more than thirty (30) days is reasonably necessary to cure this default, then Landlord shall have such time as is reasonably required to cure the default.

16.7      Waiver of Jury Trial Right. IN GRAFTON PARTNERS L.P. v. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE WILL ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, THE PARTIES EACH WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM TO ENFORCE OR DEFEND ANY RIGHTS

UNDER THIS LEASE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 17.	Estoppel Certificate.

At any time within fifteen (15) business days after written request, the responding party shall execute and deliver to the requesting party a certificate in a form reasonably satisfactory to the requesting party certifying, at a minimum: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification, (b) the amount of the Base Rent, most recent Additional Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by the responding party of any default that has not been cured, except defaults specified in the certificate, (d) that no default of the requesting party is claimed by the responding party, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by the requesting party. Any certificate may be relied on by prospective assignees, subtenants, purchasers, mortgagees, or beneficiaries under any deed of trust on the Building or any part of it. Tenant’s failure to provide such certificate within this deadline shall entitle Landlord to sign the certificate on behalf of Tenant, which certificate shall be binding on Tenant.

Section 18.	Surrender of Premises; Disposal of Personal Property.

18.1      Condition of Premises Upon Surrender. Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean and good condition, ordinary wear and tear excepted. In addition, Tenant shall deliver to Landlord all keys to the Premises and any Building security devices. All improvements in and to the Premises, including any Tenant Improvement Work and Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant; provided, however, for the avoidance of doubt, in no event shall Leasehold Improvements include any furniture, fixtures, equipment or other personal property of Tenant. However, Landlord, by written notice to Tenant at least thirty (30) days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove (a) any Cable installed by or for the benefit of Tenant, and (b) any Leasehold Improvements that Landlord has informed Tenant, prior to installation, are conditioned on Tenant’s removal; provided, however, in no event shall Tenant have any obligation to remove the Tenant Improvement Work. Tenant shall repair any damage to the Building caused by the installation or removal of any such improvements. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to perform the obligations described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove the applicable Leasehold Improvements or Cable and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable. Tenant shall pay to Landlord the cost of such work on demand, plus the Service Charge.

18.2      Disposal of Tenant’s Personal Property. If, after Tenant’s rights of possession has been terminated, Tenant leaves behind any of Tenant’s personal property, then Landlord shall store such Tenant’s personal property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s personal property within thirty (30) days after notice to Tenant at Tenant’s last known address, Landlord may sell such Tenant’s personal property at a public or private auction and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property. Landlord shall not be obligated to obtain the fair market value of the property or any particular property, so long as Landlord acts reasonably. Notwithstanding the foregoing, Landlord shall have the right to dispose of Tenant’s personal property as refuse, rather than sell Tenant’s personal property, if Tenant’s personal property is reasonably estimated to have a value of less than Two Thousand Five Hundred Dollars ($2500), or is otherwise not reasonable marketable regardless of the value. Subject to the requirements of this Section 18, Tenant waives any rights under California Civil Code Section 1993 to 1993.09 with respect to the disposition of Tenant’s personal property if abandoned by Tenant.

Section 19.	Holdover by Tenant.

If Tenant holds possession of the Premises after the Termination Date, then Tenant shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to Term and options to renew, but at a monthly rental of one hundred fifty percent (150%) of the Base Rent, plus Additional Rent and other amounts due under this Lease. Without limitation of the foregoing, if Tenant holds over for more than thirty (30) days after Landlord’s written request that Tenant vacate the Premises, then Tenant shall indemnify, defend, and hold Landlord harmless from and against any damages, expenses, costs or liabilities, including reasonable attorneys’ fees, which amounts may include lost rental and payments of damages to a replacement tenant, arising from or relating to Tenant’s holding over.

Section 20.	Security Deposit.

20.1      Upon lease execution, Tenant shall deliver to Landlord as security for the performance of Tenant’s obligations under this Lease an unconditional, irrevocable letter of credit (the “Security L-C”) in the amount of One Million Nine Hundred Ninety-Four Thousand Six Hundred Eighty-Five Dollars ($1,994,685.00). Any such Security L-C shall:

(i)        be issued by a commercial bank reasonably satisfactory to Landlord (“Issuer”), provided that Landlord acknowledges Silicon Valley Bank to be an approved Issuer;

(ii)       be a stand-by, at-sight, irrevocable letter of credit;

(iii)      identify Landlord as beneficiary and be payable by delivery of the Security L-C to Issuer by overnight courier, if not payable in San Francisco, California;

(iv)      be for an initial one (1) year term, automatically renew for successive periods of one (1) year, subject to (30) days prior notice to Landlord in the event of non-renewal, and in the event of non-renewal, Tenant shall provide a new Security L-C or cash security deposit to Landlord prior to the date of non-renewal, satisfying the requirements set forth herein;

(v)       provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500;

(vi)        provide that it is unconditional, may be drawn without prior notice of default to the Tenant and provided that in an event of insolvency, including bankruptcy, or assignment for the benefit of creditors by Tenant, gives rise to the right of Landlord to demand payment under the Security L-C and the resulting obligation to pay; and

(vii)       be in a form and content reasonably acceptable to Landlord.

Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Security L-C.

20.2      The Security L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. The Security L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Upon an Event of Default, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the Security L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the Security L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. The use, application or retention of the Security L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the Security L-C which is drawn upon by Landlord, but is not used or applied by Landlord shall be held by Landlord and deemed a security deposit (the “Security L-C Security Deposit”). If all or any portion of the Security L-C is drawn upon, Tenant shall, within five (5) days after written demand therefore, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the Security L-C Security Deposit) in an amount sufficient to cause the sum of the Security L-C Security Deposit and the amount of the remaining Security L-C to be equivalent to the amount of the Security L-C then required under this Lease, or (ii) reinstate the Security L-C to the amount then required under this Lease, and any remaining Security L-C Security Deposit shall be returned to Tenant within ten (10) days thereafter. If any portion of the Security L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord (which cash shall be applied by Landlord to the Security L-C Security Deposit) in an amount sufficient to restore the Security L-C Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be an Event of Default. The Security L-C Security Deposit and/or the Security L-C, or any balance thereof, shall either be drawn upon and applied by Landlord in accordance with the terms hereof or shall be returned to Tenant within thirty (30) days following the Termination Date or earlier termination of the Lease. Tenant acknowledges and agrees that the Security L-C constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third party beneficiary of such contract, and that Landlord’s claim under the Security L-C for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

20.3      Tenant acknowledges that Landlord has the right to transfer or encumber its interest in the Property and in this Lease without Tenant’s consent and Tenant agrees that in the event of any such transfer or encumbrance, Landlord shall have the right to transfer or assign the Security L-C Security Deposit and/or the Security L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the Security L-C Security Deposit and/or the Security L-C, and Tenant shall release Landlord from all liability, with respect to the Security L-C Deposit and/or the Security L-C, accruing on or after the date of such transfer. Tenant shall cooperate with any transfer or encumbrance of the Security L-C by Landlord.

20.4      As long as an Event of Default has not occurred and so long as Tenant has not been late in the payment of Rent more than once during the prior twelve (12) months, Tenant shall have the right to amend the Security L-C to reduce the amount on the first, second, third, fourth, and fifth anniversary of the Commencement Date as provided in the Basic Lease Information, and Landlord shall reasonably cooperate with Tenant in effecting such reduction, including exchanging with Tenant the existing Security L-C for a new Security L-C in the reduced amount, provided effecting such reduction is at no cost to Landlord.

20.5      Notwithstanding anything herein to the contrary, Tenant shall have the option, from time to time, to deliver to Landlord a cash security deposit in lieu of the Security L-C. In such event Landlord shall maintain such cash security deposit in an interest bearing account with the interest accruing for the benefit of Tenant.

20.6      If the Lease is terminated in advance of the Termination Date for a reason other than an Event of Default by Tenant and Tenant has performed its obligations under this Lease, Landlord shall reasonably cooperate with Tenant in the return of any remaining portion of the Security L-C.

Section 21.	Landlord’s Liability.

Notwithstanding any other term or provision of this Lease, the liability of the Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the Landlord Parties on account of any of the Landlord’s actions or obligations under this Lease. In addition, in the event of the conveyance of title to the Building to a third party, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease thereafter accruing. In no event shall either Landlord or Tenant have any claim against the other for lost profits, lost business, or other consequential damages, and the parties hereby waive any such claims.

Section 22.	Brokers.

Tenant represents and warrants to Landlord that neither Tenant nor anyone acting on its behalf has dealt with any real estate broker, agent or finder who might be entitled to a fee or commission for this Lease other than the Brokers identified in the Basic Lease Information. If any commission is to be paid by Landlord, then such obligation shall be set forth in a separate agreement signed by Landlord with the Broker, if applicable. Landlord shall have no obligation to pay any commissions or fees without such written agreement signed by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs expenses and attorney’s fees incurred by Landlord, asserted by any other broker or finder for a commission based upon any dealings with or statements made by Tenant or its representatives.

Section 23.	Landlord’s Disclosures to Tenant.

California law requires landlords to disclose to tenants the presence or potential presence of certain Hazardous Materials. Accordingly, Tenant is hereby advised that occupation of the Premises and use of the common areas of the Real Property may lead to exposure to Hazardous Materials such as, but not limited to, gasoline, diesel and other vehicle fluids, vehicle exhaust, office maintenance fluids, tobacco smoke, and building materials containing chemicals, such as formaldehyde. In addition, California’s Proposition 65, Health and Safety Code Section 25249.6 et. seq., requires notice that some of these Hazardous Materials are known by the State of California to cause cancer or reproductive harm. By execution of this Lease, Tenant acknowledges that the notices and warnings set forth above satisfy the requirements of California Health and Safety Code Sections 25249.6 et. seq., 25359.7 and 25915.5 et. seq., and any related and/or successor statues. Landlord represents and warrants to its actual knowledge, without any duty of investigation, that as of the Delivery Date, the Premises are free from contamination by any Hazardous Materials.

Section 24.	Signage.

Landlord shall provide, at Landlord’s cost, sufficient space in the Building lobby directory to list Tenant’s name and up to three (3) names of its professional staff. Tenant shall also have the right to install and display its corporate logo and identification signage in the elevator lobbies on each of the floors in which the Premises are located at Tenant’s sole cost and expense without Landlord’s prior consent, but subject to any Legal Requirements. Tenant shall be entitled to custom signage on the exterior of the Building subject to Landlord’s prior written approval, which shall not be unreasonably withheld, and the approval of the City and County of San Francisco’s, as required by Legal Requirements. Any exterior signage desired by Tenant shall be (i) based on the design, form and colors of the signage template attached hereto as Exhibit D, (ii) a non-exclusive right of Tenant and (iii) subject to the existing signage rights of the existing ground floor tenant at the Building. Upon Landlord’s approval and at no expense to Landlord, Landlord shall reasonably cooperate with Tenant to obtain any required City and County of San Francisco approvals for any exterior signage at the Building. All approved signage will be designed, manufactured and installed by Tenant’s vendor, at Tenant’s sole cost and expense; provided, however that Tenant may utilize the Tenant Improvement Allowance for such costs.

Section 25.	Subordination.

This Lease shall be subject and subordinate at all times to (a) all ground and underlying leases which now exist or may hereafter be executed affecting the Property, (b) the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Property, or on Landlord’s interest or estate therein, or portion thereof, or on or against any ground or underlying lease and (c) any declaration of covenants, conditions and restrictions or similar instrument now or hereafter recorded affecting the Property, including any conversion to a commercial condominium, all without the necessity of the execution and delivery of any further instruments on the part of Tenant to implement such subordination; provided, however, any such subordination is conditioned upon Tenant’s receipt of a commercially reasonable non-disturbance agreement from the holder of each such instrument providing that so long as Tenant is not in default, the terms of this Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust. Tenant hereby agrees, at the written request of the landlord under such ground or underlying lease or the purchaser of the Building in such foreclosure or other proceedings, to attorn to such landlord or to such purchaser or, at such landlord’s or such purchaser’s option, to enter into a new lease for the balance of the Term upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Tenant will execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord, and in the form required by the applicable lender, provided that the non-disturbance provisions stated above are included therein.

Within thirty (30) days after Landlord’s and Tenant’s execution of this Lease, Landlord shall obtain a commercially reasonable Subordination Non-Disturbance and Attornment Agreement (“SNDA”), in favor of Tenant from any ground lessors, mortgage holders, or lien holders of the Building. Such non-disturbance agreement shall acknowledge that, as long as Tenant is not in default, all of Tenant’s rights and remedies under this Lease shall remain in full force and effect notwithstanding any ground lease termination foreclosure, deed in lieu of foreclosure or any other transfer of the Premises.

Section 26.	Attorneys Fees.

If either party hereto brings an action to enforce the terms of this Lease, the prevailing party in any such action, on trial or appeal, shall be entitled to recover from the other party the reasonable costs and attorneys’ fees incurred in connection with such action. For purposes of this provision, in any action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if: (a) judgment is entered in favor of Landlord, or (b) prior to trial or judgment Tenant shall pay all or substantially all of the Rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder. Tenant shall be responsible for the payment of any expenses incurred by Landlord in collection of sums due, whether action is brought or not, including any attorneys’ fees.

Section 27.	Notices.

All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be (a) personally delivered, (b) sent by Federal Express or other reputable overnight courier service, or (c) mailed by registered or certified United States mail, return receipt requested, postage prepaid. Notices may be sent by electronic mail provided that a copy is also provided by one of the foregoing means within one business day after the email. All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in the Basic Lease Information. Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon delivery or the date the addressee refuses delivery. Notices sent by email shall be effective on the date emailed (during regular business hours), provided that the notice is also delivered by one of the other means referred to above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from the overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Tenant or Landlord, and shall be effective upon such service. Either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America, by giving to the other party at least fifteen (15) days written notice thereof.

Section 28.	General Provisions.

28.1      Entire Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and oral or written understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This Lease shall not be amended or modified except pursuant to a writing executed by Landlord and Tenant. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

28.2      Severability. If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

28.3      Interpretation. This Lease has been drafted through a mutual effort of the parties and shall be interpreted without regard to which party is the drafting party, and the parties waive any Legal Requirements providing otherwise. This Lease shall be governed by and construed pursuant to law of the State of California. Time is of the essence of this Lease. Headings and captions shall not be used to interpret this Lease. In addition, unless the context clearly provides otherwise the following shall apply when interpreting this Lease:

(a)	The plural and singular numbers shall each be considered to include the other;

(b)	The masculine, feminine, and neuter genders shall each be considered to include the others;

(c)	“Shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory;

(d)	“May” is permissive;

(e)	“Or” is not exclusive; and

(f)	“Includes” and “including” are not limiting.

28.4      Signature. This Lease may be signed by facsimile or “pdf” signatures and in multiple counterparts, which multiple counterparts together shall constitute one document.

28.5      Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party (or if such consent or authorization is necessary, the same has been obtained).

Each party represents and warrants to the other that it is not restricted from doing business in the United States under any Legal Requirements concerning the prevention of terrorism, including, without limitation, the Patriot Act of 2001 and the United States Department of Treasury’s Blocked Persons List.

28.6      Exhibits. The exhibits specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

28.7      No Recordation of Lease. Neither this Lease nor any memorandum of this Lease shall be recorded without the prior written consent of Landlord, to be granted or withheld in Landlord’s sole discretion.

28.8      Joint and Several Liability of Tenant. If Tenant is comprised of multiple entities or persons, then all of such parties comprising Tenant shall be jointly and severally liable under this Lease.

28.9      Independent Covenants. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any Legal Requirements to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, then except as expressly set forth herein Tenant shall not be entitled (a) to make any repairs or perform any acts at Landlord’s expense, or (b) to setoff of any Rent or other amounts owing to Landlord under this Lease. This provision shall not limit Tenant’s right to bring a separate action against Landlord for violation of the provisions of this Lease, subject to any notice and opportunity cure rights provided for in this Lease.

28.10    Submission of Lease. The submission of this Lease to Tenant or its representatives for review or signature shall not be deemed an offer by Landlord to lease the Premises to Tenant. Only a signed Lease shall constitute Landlord’s agreement to enter into a lease for the Premises.

28.11    Third Party Beneficiaries. There are no third party beneficiaries to this Lease.

Section 29. Option	to Renew.

29.1      Tenant’s Option Rights and Conditions. Tenant shall have one (1) five (5) year option to renew the Term of this Lease (the “Option to Renew”). Tenant shall only have the right to exercise the Option to Renew if (a) not more than two (2) Events of Default have occurred during the Term, and (b) no Event of Default is then in effect at the time of exercise. Tenant shall exercise the Option to Renew, if at all, by providing Landlord with written notice of Tenant’s unconditional and irrevocable election to exercise the Option to Renew at least six (6) months, and not more than nine (9) months, prior to the expiration of the Term. Tenant’s notice shall be given in accordance with the notice provision of this Lease, and Tenant shall be required to provide documentation that the Option to Renew was timely exercised in order to effectively exercise the Option to Renew.

29.2      Option Term Base Rent. If Tenant validly exercises the Option to Renew in accordance with Section 29, then the Base Rent shall be the fair market rental value of the Premises, as determined under Section 29.3 below, but in no event less than ninety percent (90%) of the Base Rent as of the expiration of the Term. The Base Year shall be adjusted to the calendar year in which the option term commences. Prior to the commencement of the Option Term, Tenant shall deliver to Landlord a Security L-C satisfying the requirements of Section 20.1 of this Lease, which amount shall be in the amount of Security L-C in effect as of the expiration of the original Term. The terms of Section 20 of this Lease shall apply to the Security L-C during the Option Term, other than Section 20.4, which shall not be applicable during the Option Term.

29.3      Procedure for Determination of Option Term Base Rent. Within thirty (30) days after receiving notification from Tenant of its intention to exercise the Option to Renew, provided that Tenant has validly exercised the Option to Renew, Landlord shall provide Tenant with Landlord’s written statement of the new proposed Base Rent for each year of the term of the Option to Renew (the “Option Term”). If Tenant, in good faith, disagrees or otherwise disputes Landlord’s determination of the new Base Rent for the Option Term, then it must do so within thirty (30) days after receiving Landlord’s notification of the same, otherwise, Landlord’s determination shall be final and binding on Tenant. If Tenant timely disputes Landlord’s determination, then the parties shall seek to determine the new Base Rent for each year of the Option Term by way of good faith negotiations concluded within thirty (30) days after the date of Tenant’s notice of dispute (the “Negotiation Deadline”). If, after such good faith negotiations, the parties are still not able to agree upon the Base Rent for the Option Term, then the determination of Base Rent shall be determined by arbitration in accordance with the following procedures (the “Arbitration Procedures”):

(a)        Each party shall, at their own expense, designate a real estate broker with at least ten (10) years experience in leasing comparable commercial properties in the San Francisco market;

(b)        The two (2) real estate brokers shall mutually select a similarly qualified, independent real estate broker, which broker shall be “neutral” and not represent either party (the “Neutral Broker”), whose expenses shall be shared equally by Landlord and Tenant;

(c)        The two (2) real estate brokers designated by the parties shall, after soliciting, accepting and reviewing such information and documentation as they may deem necessary and appropriate, including that submitted by either party, within thirty (30) days after appointment, prepare a statement of what they consider the fair market value of the Base Rent should be, taking into account (i) the prevailing market rental for similar space in other buildings in the City of San Francisco and immediately surrounding areas that are of comparable quality, and (ii) all pertinent factors typically considered by qualified brokers, including but not limited to the length of term, use, quality of services provided, operating expense payments, base years, location and/or floor level within the applicable building, definition of net rentable areas, leasehold improvements provided, quality, age and location of the applicable building, tenant clientele of the Building, and the time the particular rate under consideration became effective, and any other relevant inducements; and

(d)        Once the two (2) real estate brokers reach their conclusions, then the Neutral Broker shall analyze each of the opinions of Base Rent submitted by the parties’ real estate brokers, using the standards referred to in this Section 29.3. The Neutral Broker shall then select one of the opinions of Base Rent exactly as submitted, without any modification or “averaging” of the opinions of Base Rent and the amount so calculated being the Base Rent amount which shall be binding on the parties for the term specified by the Option to Renew.

(e)        If either party fails to designate their real estate broker as set forth in this Section within twenty-one (21) days after the Negotiation Deadline, then the real estate broker selected by the other party shall act alone and his/her determination shall be binding.

The parties have executed this Lease as of the date first set forth below.

Landlord:		Tenant:

989 MARKET ASSOCIATES, LLC,		ZOOSK, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Thomas R. Owens	By:

Name:	Thomas R. Owens	Name:

Its:	Managing Member	Its:

Date:		Date:

46

The parties have executed this Lease as of the date first set forth below.

Landlord:	Tenant:

989 MARKET ASSOCIATES, LLC.	ZOOSK, INC.,
a Delaware limited liability company	a Delaware corporation

By:	By:	/s/ Alex Mehr

Name:	Name:	Alex Mehr

Its:	Its:	Co-CEO

Date:	Date:	April 10, 2012

EXHIBIT A

DESCRIPTION OF THE PREMISES

EXHIBIT A-1

EXCLUSIVE USE AREAS AND BASEMENT	- BASEMENT

YOGA
BIKE STORAGE
STEVENSON STREET
WEST STAIR ROOF ACCESS
BUILDING STORAGE-1
FIRE PUMP ROOM
GAS ROOM
LOADING SLIDE/ ROLLERS
VEST.
JAN. ROOM/ ENG.
WOMEN
MEN
ELEV. LOBBY
TENANT STORAGE
ENG. OFFICE
WEST CORRIDOR
JELLYFISH-WILEY
LIBRARY-WILEY
BUILDING CONFERENCE ROOM
FLOUNDER-WILEY
EAST CORRIDOR
BUILDING STORAGE-2
ELEV. MACH.
BLICK ART MATERIAL
UP
VOID SPACE
BIKE ROOM
TEL.
TENANT STORAGE
MAIN ELEC. ROOM
VOID SPACE
MARKET STREET
EAST STAIR NO ROOF ACCESS
N
0 4 8 12 24

989 MARKET STREET, SAN FRANCISCO, CA 94103

LOWER LEVEL FLOOR PLAN

August, 2011

OSTGREN Associates Inc.
88 First Street, Suite 315
San Francisco, CA 94105-2506
ph. 415.243.4300, fax 415.243.0639
E-mail: ostgren@aol.com

A-1-1

989 MARKET STREET, SAN FRANCISCO, CA 94103

FOURTH LEVEL FLOOR PLAN

August, 2011

STEVENSON STREET
MARKET STREET
WEST STAIR ROOF ACCESS
EAST STAIR NO ROOF ACCESS
VEST.
JAN
SHOWER
WOMEN
MEN
WEST CORRIDOR
PASSAGE
450
EAST CORRIDOR
ELEV. LOBBY
LOBBY
420
400
N
0 4 8 12 24

OSTGREN Associates Inc.
88 First Street, Suite 315
San Francisco, CA 94105-2506
ph. 415.243.4300, fax 415.243.0639
E-mail: ostgren@aol.com

A-1-2

EXHIBIT B

WORK LETTER AGREEMENT

This Work Letter Agreement (“Agreement”) is made and entered by and between 989 Market Associates, LLC, a Delaware limited liability company (“Landlord”) and Zoosk, Inc., a Delaware corporation (“Tenant”), and is dated as of the date set forth in the Lease between Landlord and Tenant to which this Exhibit is attached (the “Lease”).

The promises, covenants, agreements and declarations made and set forth in this Agreement are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Agreement are inconsistent with the terms and conditions of the Lease, the terms of this Agreement shall control.

1.        DEFINITIONS. Terms defined in the Lease shall have the same meaning when used in this Agreement. Certain terms used in this Agreement shall have the meaning set forth below for each such term. Certain other terms shall have the meaning set forth elsewhere in this Agreement.

1.1      Final Completion. The date on which Tenant’s architect submits a letter indicating that the Tenant Improvement Work have been completed, and Landlord has confirmed the same by inspection of the Premises.

1.2      Final Plans. Final plans, specifications and working drawings for the Tenant Improvement Work, as approved by Landlord pursuant to Section 2 of this Agreement.

1.3      Tenant Improvement Work. The improvements to the Premises to be constructed by Tenant, in accordance with this Agreement, as shown on the Final Plans.

2.        FINAL PLANS. Tenant shall diligently pursue the preparation and completion of Final Plans for the Tenant Improvement Work as provided below:

2.1      Tenant shall prepare preliminary plans, specifications and working drawings of the proposed Tenant Improvement Work containing all of the information described in Section 2.6 below (the “Preliminary Plans”) and submit such Preliminary Plans to Landlord. Landlord shall, within ten (10) days after Landlord’s receipt of the Preliminary Plans (i) approve the Preliminary Plans, or (ii) disapprove the Preliminary Plans and return the same to Tenant with reasons for such disapproval including the requested revisions. Landlord’s review and approval shall include, without limitation, confirmation that Tenant’s Preliminary Plans are based on high quality workmanship and consistent with the standards described in Section 6.1 of this Agreement and the requirements of the Building. If Landlord disapproves the Preliminary Plans, Tenant may resubmit the Preliminary Plans to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Preliminary Plans, based upon the criteria set forth in this Section 2.1, within ten (10) days after Landlord receives such resubmitted Preliminary Plans.

2.2      The Preliminary Plans may be provided by Tenant to Landlord in one or more stages and at one or more times and the time periods set forth herein shall apply to each portion submitted.

2.3      In the event Landlord fails to respond to the Preliminary Plans within said ten (10) day period, then Tenant may resubmit the same to Landlord’s representative with a cover letter stating “Landlord’s failure to respond shall result in the deemed approval of the attached” in all capital letters and in bold face type. In the event Landlord fails to respond to the Preliminary Plans within five (5) days following such second submittal, then such second failure by Landlord shall be deemed acceptance and approval of the Preliminary Plans by Landlord, provided such plans do not provide for changes to the Building structure or exterior of the Building or materially and adversely affect the Building Systems.

2.4      This process shall continue until the Preliminary Plans are approved by both parties and therefore deemed the “Final Plans”.

2.5      Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Final Plans, and Tenant’s waiver and indemnity set forth in Section 13 of this Lease shall specifically apply to the Final Plans.

2.6      The Preliminary Plans and the Final Plans shall include, without limitation, architectural, mechanical and electrical drawings and specifications, the location and description of air conditioning and plumbing systems, computer and telephone wiring and cabling, mechanical items, sound attenuation materials, ceiling plans, including light fixtures, electrical systems and outlets, telephone outlets, sprinklers, doors, wall finishes, floor coverings and all other work required by Tenant.

2.7      In the event Tenant desires to materially change the Final Plans, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the material changes (the “Tenant Change”) Tenant desires to make to the Final Plans. Landlord shall, within five (5) business days of receipt of the Drawing Change Notice either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying the reasons for Landlord’s disapproval. In the event Landlord fails to respond to the Drawing Change Notice within the aforementioned number of days, then Tenant may resubmit the same to Landlord’s representative with a cover letter stating “Landlord’s failure to respond within two (2) business days shall result in the deemed approval of the attached” in all capital letters and in bold face type. In the event Landlord thereafter fails to respond to the Drawing Change Notice within the time periods set forth in the immediately preceding sentence, then such Drawing Change Notice shall be deemed approved by Landlord, provided such plans do not provide for changes to the Building structure or exterior of the Building or materially and adversely affect the Building Systems. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the Tenant Improvement Allowance has not been depleted, such payment shall be made out of the Tenant Improvement Allowance.

3.        TENANT IMPROVEMENT ALLOWANCE. Subject to the terms and conditions of Section 3.3 of the Lease, Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount not to exceed One Million Six Hundred Eighty-Three Thousand Eight Hundred Twenty-Five Dollars ($1,683,825) for the costs relating to the construction of the Tenant Improvement Work. The Tenant Improvement Allowance shall be paid to Tenant pursuant to the terms of Section 4 below. In no event shall Landlord be obligated to make disbursements under this Agreement in an amount that exceeds the Tenant Improvement Allowance.

4.        DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE.

4.1      Management Fee. Landlord shall be entitled to the Management Fee, which shall be deducted from the Tenant Improvement Allowance as provided in Section 3.3 of the Lease. The Management Fee shall be the only fee or costs payable to Landlord in connection with the review, approval, management or monitoring of the Tenant Improvement Work.

4.2      Procedure. During the construction of the Tenant Improvement Work, Tenant may, from time to time (but not frequently than once every 30 days) deliver to Landlord (such delivery, a “Submittal Date”): (A) a request for payment of the “Contractor,” as that term is defined in Section 5.1 of this Agreement, and/or to Tenant’s various architects, engineers, consultants or other persons or entities entitled to payment (or reimbursement to Tenant if Tenant has already paid the Contractor or other person or entity entitled to payment and provided documentation to Landlord), approved by Tenant, in a commercially reasonable form, showing the schedule, by trade, of percentage of completion of the Tenant Improvement Work in the Premises, detailing the portion of the work completed and Tenant and architect’s certification of such completion; (B) invoices from all of Tenant’s Agents, as that term is defined in Section 4.1(b) of this Tenant Work Letter, for labor rendered and materials delivered to the Premises for the applicable payment period; (C) executed conditional mechanics’ lien releases from the Contractor and all of Tenant’s Agents which shall substantially comply with the appropriate provisions of California Civil Code Section 3262(d) or unconditional releases if appropriate; provided, however, that with respect to fees and expenses of any parties that do not have mechanics lien rights under California law (collectively, the “Non-Construction Allowance Items”), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, reasonable documentation of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (D) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord. Within thirty (30) days following the Submittal Date, and assuming Landlord receives all of the information described in items (A) through (D) above, Landlord shall deliver a check to Tenant made payable to Tenant for: (1) the amounts so requested by Tenant, as set forth above in this Section 4.2, less a ten percent (10%) retention (the “Final Retention”); provided, however, that no such retention shall be applicable to amounts due to any parties that do not have mechanics lien rights under California law, or for Non-Construction Allowance Items or other Tenant Improvement Allowance Items in connection with the payment of suppliers for materials delivered to the Premises and subcontractors for completing performance of their work substantially in advance of the completion of the Tenant Improvement Work, and (2) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). A check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the Final Completion of the Tenant Improvement Work, provided that Tenant delivers to Landlord properly executed unconditional mechanics’ lien releases in compliance with both California Civil Code Section 3262(d)(2) and Section 3262(d)(4).

4.3      Use of Tenant Improvement Allowance. Tenant shall be responsible for obtaining any building permits or government approvals necessary for the Tenant Improvement Work, and such costs shall be reimbursed to Tenant as part of the Tenant Improvement Allowance. Further, as a condition hereto, Tenant shall work with Patrick Otellini as the expediter for any permits required for the Tenant Improvement Work, subject to the timely availability of his services at his standard rates. Subject to the right to apply the Tenant Improvement Allowance towards the payment of Base Rent and FF&E, as such right is specifically set forth in and subject to the terms of Section 3.3 of the Lease, Tenant shall not receive any credit or payment of funds if the actual cost of the Tenant Improvement Work is less than the Tenant Improvement Allowance. The Tenant Improvement Allowance shall not be used for costs not specifically permitted by this Agreement. Tenant shall be solely responsible for any costs for the Tenant Improvement Work that exceed the Tenant Improvement Allowance.

4.4      Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord for only the following items and costs:

(a)      Payment of all fees and costs of Tenant’s architects, engineers, space planners and consultants in connection with the design, construction and move into the Premises and all related design and construction costs, including the fees and costs of Tenant’s project management consultants, to the extent such costs are not covered by the Plans Allowance;

(b)      The cost of actual construction of the Tenant Improvement Work, including without limitation testing and inspection costs, cost of materials, trash removal costs, contractor’s fees and general conditions;

(c)      Tenant’s furniture, fixtures, and equipment at the Premises, subject to the dollar limit set forth in Section 3.3 of the Lease;

(d)      Any costs or upgrades required due to increased power or HVAC needs at the Premises due to the Tenant Improvement Work;

(e)      Payment of plan check, permit and license fees relating to constructions of the Tenant Improvement Work;

(f)      Sales and use taxes on construction materials;

(g)      Base Rent offset, subject to the dollar and time limit set forth in Section 3.3 of the Lease; and

(h)      all other reasonable costs approved by or expended by Tenant directly in connection with the construction of the Tenant Improvement Work.

The Tenant Improvement Allowance shall not be used for any other costs without the written approval of Landlord, which may be withheld in Landlord’s sole discretion.

5.        TENANT’S SELECTION OF THE CONTRACTOR.

5.1      The Contractor. A licensed general contractor shall be retained by Tenant to construct the Tenant Improvement Work. Such general contractor (the “Contractor”) shall be approved by Landlord, and such approval shall not be unreasonably withheld, conditioned or delayed, provided that the Contractor has at least 10 years experience as a general contractor and that the contractor is in good standing, of good reputation, and is not the subject of disciplinary action with the Contractor’s State Licensing Board. Landlord hereby acknowledges Principal Builders as an approved Contractor.

6.        CONSTRUCTION OF TENANT IMPROVEMENT WORK.

6.1      General. After Landlord’s receipt and approval of Final Plans and delivery of the Premises to Tenant in accordance with this Agreement and the Lease, Tenant shall promptly commence construction of the Tenant Improvement Work in accordance with the Final Plans and all Legal Requirements, including, without limitation, ADA Requirements. Such conformity shall be the sole obligation of Tenant. Tenant shall construct the Tenant Improvement Work in a quality manner, using only new materials and first-class workmanship. Tenant shall cause the Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) to use best practices to avoid interfering with other tenants and occupants at the Building. Landlord shall have no obligation to perform work to the Premises.

6.2      Landlord’s Conditions for Construction of Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvement Work shall comply with the following: (a) Tenant has provided Landlord with the insurance required under Section 6.5 and a copy of the permits referenced in Section 4.3, prior to commencement of the Tenant Improvement Work, (b) Tenant provides Landlord with fifteen (15) days prior written notice to the commencement of the Tenant Improvement Work so that Landlord may post notices of non-responsibility, or other notices permitted or required by law, in or on the Premises or the Building; (c) the Tenant Improvement Work shall be constructed in substantial accordance (i.e. accounting for minor field changes) with the Final Plans, as modified by any change orders; and (d) Tenant shall abide by all reasonable rules made by Landlord’s building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Agreement, including, without limitation, the construction of the Tenant Improvement Work. Notwithstanding anything to the contrary contained herein, over the course of the construction of the Tenant Improvement Work, Tenant shall have non-exclusive use, subject to the Rules and

Regulations of the Building, of one of the Building’s passenger/freight elevators, as designated by Landlord at no additional charge.

6.3      Indemnity. Tenant’s indemnity of Landlord as set forth in Section 13 of this Lease shall also apply with respect to (a) Tenant’s construction of the Tenant Improvement Work, and (b) any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvement Work (unless such non-payment results from Landlord’s failure to pay the Tenant Improvement Allowance in accordance with the terms of the Lease) and/or Tenant’s disapproval of all or any portion of any request for payment. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the terms of this Agreement.

6.4      Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvement Work for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvement Work, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvement Work shall be contained in the contract or subcontract with Tenant’s Agents and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant shall give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

6.5      Insurance Requirements.

a.        General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability and automobile liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 12 of the Lease.

b.        Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance against fire and extended coverage hazards, in an amount approved by Landlord, but not more than the amount of the contract, covering the construction of the Tenant Improvement Work for the period of time prior to Final Completion of construction, and such other insurance as Landlord may reasonably require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Latent

Defect Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate (the “Latent Defect Insurance”), and in form and with companies as are required to be carried by Tenant as set forth in Section 12 of this Lease.

c.        General Terms. Certificates for all insurance carried pursuant to this Section 6.5 shall be delivered to Landlord before the commencement of construction of the Tenant Improvement Work and before the Contractor’s (or any Tenant’s Agent’s) equipment is moved onto the Premises. All such policies of insurance shall provide that such insurance carrier shall endeavor to provide thirty (30 days notice of cancelation or non-renewal, 10 days for non-payment of premium. In addition to foregoing, Tenant shall promptly give Landlord written notice of any lapse of coverage in any policy required to be maintained by Tenant hereunder. In the event that the Tenant Improvement Work are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvement Work are fully completed and accepted by Landlord, except for any Latent Defect Coverage, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 6.5 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not diminish the provisions for indemnification of Landlord by Tenant under this Agreement or the Lease. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvement Work and naming Landlord as a co-obligee.

6.6      Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvement Work, at all times, until final certificate of occupancy has been obtained for the Tenant Improvement Work. Landlord shall have the right to inspect the Tenant Improvement Work, at all times following two (2) days advance notice to Tenant, after certificate of occupancy is obtained for the Tenant Improvement Work, provided however, that Landlord’s failure to inspect the Tenant Improvement Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvement Work constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvement Work, Landlord shall notify Tenant in writing of such disapproval within five (5) business days of such inspection and shall adequately specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvement Work shall be rectified by Tenant at no additional expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvement Work and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, sound-attenuation, heating, ventilating and air-conditioning or lifesafety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at

Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvement Work until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction. Any foregoing cessation of the Tenant Improvement Work due to Landlord’s rights hereunder shall not be considered a Landlord Caused Delay under Sections 7.1 or 7.2 herein.

6.7      Meetings. Commencing upon the construction of the Tenant Improvement Work, Tenant shall hold periodic meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the construction of the Tenant Improvement Work, which meetings shall be held by audio conference or at the Premises or at another location mutually acceptable to the parties to this Lease, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

6.8      Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after Final Completion of the Tenant Improvement Work, Tenant shall cause a Notice of Completion to be recorded in the office of the San Francisco County Recorder in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If ‘Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (a) Tenant shall cause the final “as-built” plans be prepared and deliver to Landlord two (2) sets of copies of such plans within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (b) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

6.9      Extras. Any material changes to the Final Plans shall be made only by a writing signed by both parties.

7.        DELAY OF COMMENCEMENT DATE

7.1      Commencement Date Delays. Subject to the terms of this Section 7, the Commencement Date shall occur as provided in the Basic Lease Information of this Lease, provided that the Commencement Date shall be extended by the number of days of delay of the Substantial Completion of the Tenant Improvement Work to the extent caused by a Landlord Caused Delay (as defined below). As used herein, the term “Landlord Caused Delay’’ shall mean actual delays to the extent resulting from (i) intentional or willful interference by Landlord or Landlord Parties (provided that the exercise of Landlord’s rights under this Agreement, including, without limitation, approval time periods and inspection rights under this Agreement, shall in no event constitute a Landlord Caused Delay) with the construction of the Tenant Improvement Work which objectively precludes or delays the construction of the Tenant Improvement Work, which intentional interference relates to access by Tenant, or Tenant’s Agents to the Building or any Building facilities or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (ii) delays due to the intentional failure to act by Landlord or

Landlord Parties with respect to payment of the Tenant Improvement Allowance within deadlines provided for (except as otherwise allowed under this Agreement); (iii) failure of Landlord to timely grant any approval or disapproval (except to the extent Landlord’s approval thereof is deemed approved pursuant to the terms of this Agreement).

7.2      Determination of a Landlord Caused Delay. If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) within two (2) business days of the event which constitutes such Landlord Caused Delay. If such actions described in the Delay Notice are not cured by Landlord within five (5) business days of Landlord’s receipt of the Delay Notice and if such action otherwise qualifies as a Landlord Caused Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends. Tenant’s failure to so notify Landlord shall be deemed a waiver of Tenant’s rights hereunder.

7.3      Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 7, “Substantial Completion of the Tenant Improvement Work” shall mean completion of construction of the Tenant Improvement Work pursuant to the Final Plans (as modified by any change orders), with the exception of any punch list items.

8.        MISCELLANEOUS.

8.1      Tenant’s Representative. Tenant has designated Kelly Steckelberg as its sole representative with respect to the matters set forth in this agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this agreement.

8.2      Landlord’s Representative. Landlord has designated Jessica Starr as its sole representative with respect to the matters set forth in this Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Agreement.

8.3      Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. Time is of the essence of this Agreement.

8.4      Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Section 16 of the Lease has occurred at any time on or before the Final Completion of the Tenant Improvement Work, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, until such Event of Default is cured (a) Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may instruct and require Contractor to cease the construction of the Tenant Improvement Work (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvement Work caused by such work stoppage), and (b) all other obligations of Landlord under the terms of this Agreement shall be suspended (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). Any default by Tenant under this Agreement shall be a Tenant Default under the Lease.

8.5      Tenant’s Default of Agreement. In the event of any material breach by Tenant of the provisions of the Agreement, which is not cured within the timeframes set forth in Section 16.1(b) of the Lease, following written notice thereof, Landlord may elect to treat such breach as a default under the Lease which shall entitle Landlord to any of the right and remedies provided thereunder.

8.6      Hazardous Materials. If the construction of the Tenant Improvement Work or Tenant’s move into the Premises will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such hazardous materials or substances.

8.7      Building Pre-Stocked Materials. Tenant and Contractor will not be required to purchase from Landlord Building standard materials or to purchase or use “Building Standard” materials. If Tenant elects to use materials in its construction which Landlord has pre-stocked, Landlord shall charge Tenant for any pre-stocked items utilized by Contractor in constructing the Tenant Improvement Work at Landlord’s actual cost (purchase price plus tax and shipping charges to the Building only, and no other charges, fees or costs), without profit or overhead to Landlord.

8.8      Entire Agreement; Interpretation. This Agreement sets forth the entire understanding of the parties relating to the transactions it contemplates, and supersedes all prior understandings relating to them, whether written or oral. There are no obligations, commitments, representations or warranties relating to them except those expressly set forth in this Agreement. Any amendment or supplement to this Agreement must be in writing and signed by the party against which enforcement is sought. The interpretation of this Agreement shall be without regard to which party is the “drafting party” and the parties waive the benefit of any law providing otherwise. Section references used in this Agreement refer to sections in this Agreement and are for reference purposes only.

8.9      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, even though each party may not necessarily be a signatory to the same counterpart. Facsimiles and/or other copies of this Agreement (including facsimiles of and/or copies of signatures) may be used in lieu of originals to establish the existence of the Agreement

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date set forth above.

LANDLORD:

989 MARKET ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Thomas R. Owens

Name:	Thomas R. Owens

Title:	Managing Member

TENANT:

ZOOSK, INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date set forth above.

LANDLORD:

989 MARKET ASSOCIATES, LLC, a Delaware limited liability company

By:

Name:

Title:

TENANT:

ZOOSK, INC., a Delaware corporation

By:	/s/ Alex Mehr

Name:	Alex Mehr

Title:	Co-CEO

By:

Name:

Title:

EXHIBIT C

RULES AND REGULATIONS

Landlord’s Property Manager (the “Property Manager”) should be contacted concerning any Building operations or service issues. Landlord’s Property Manager may be contacted at:

Jessica Starr: [Telephone]

[Address]

1.        ACCESS: The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by any of the tenants or used for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants. However, nothing herein shall be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of business, unless these persons are engaged in illegal or improper activities. No tenant, no employer or invited guest shall go on the roof of the Building without the prior written consent of Landlord.

2.        SIGNS: A sign, placard, picture, name, advertisement, or notice visible from the exterior of any tenant’s Premises shall not be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Material visible from outside the Building will not be permitted.

3.        PREMISES USES:

a.        The Premises of each tenant shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the Premises, except that (a) each tenant may establish and operate a lunchroom facility for use by tenant’s employees, and (b) each tenant may use and install food and beverage vending machines and Underwriters’ Laboratory approved microwave ovens, toasters and equipment for brewing coffee, tea, hot chocolate, and similar beverages, provided that adequate provisions are made for venting and control of odors and all facilities and equipment are in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations. No safes, vaults, or other unusually heavy equipment shall be brought into the Premises without Landlord’s prior written consent.

b.        Except with the prior consent of Landlord, no tenant shall sell, or permit the sale of newspapers, magazines, notary services, periodicals, theater tickets, or any other goods or merchandise provided to the general public, nor shall any tenant carry on, permit, or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the tenant’s lease.

4.        JANITORIAL SERVICE: Tenant shall provide janitorial service for the Premises and Exclusive Use Areas only though a janitorial service reasonably approved by Landlord.

5.        KEYS: Landlord will furnish each tenant, free of charge, two keys to each door lock in the Premises. Landlord may charge Tenant the cost for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of the premises without the prior consent of Landlord which will not be unreasonably withheld. The tenant shall in each case furnish Landlord with a key for any lock. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all keys to doors in the Building or other security devices that have been furnished to the tenant.

6.        FOUL, FLAMMABLE AND NOXIOUS SUBSTANCES: No tenant shall use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, and may not, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep any foul, noxious, or hazardous gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building because of noise, odors, or vibrations, or interfere in any way with other tenants or those having business in the Building.

7.        BUILDING NAME, ADDRESS: Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

8.        BUILDING ACCESS: Landlord reserves the right to exclude from the Building any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to the premises. Landlord shall have the right, but not the obligation, to institute security procedures (including access cards or other devices) for access to the Building. Each tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of these persons. Except to the extent of Landlord’s gross negligence or willful misconduct, Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering an action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the circumstance by any action Landlord deems appropriate. However, Landlord has no obligation to provide security to the Building, except as expressly set forth in the Lease.

9.        DIRECTORY: A directory of the Building shall be provided to display the name and location of tenants, their subtenants, and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names. Any additional name that a tenant desires to have added to the directory shall be subject to Landlord’s approval and may be subject to a charge.

10.        WINDOW COVERINGS: No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, signs, posters, art, or decorations visible from the exterior of the Building shall be attached to, hung, or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord, to be granted or withheld in Landlord’s sole but reasonable discretion.

11.        DELIVERY COMPANIES: Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to reasonable regulations as may be adopted by Landlord.

12.        DOOR/APPLIANCE SECURITY: Each tenant shall see that the doors of the Premises are closed and locked and that all water faucets or apparatus, cooking facilities, and office equipment, excluding office equipment required to be operative at all times, are shut off before Tenant or employees leave the Premises at night, so as to prevent waste or damage. On multiple-tenancy floors, tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

13.        RESTROOM USE: The toilets, urinals, wash bowls, and other rest room facilities shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind shall be thrown in them, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

14.        MOTORCYCLES, SCOOTERS, BICYCLES: No motorcycles or motor scooters shall be parked or stored anywhere in the Building, and no bicycles may be parked or stored anywhere in the Building, other than in facilities designated by Landlord from time to time.

15.        HAND TRUCK, DOLLY USE: Hand trucks or other material handling equipment, except those equipped with rubber tires and side guards, may not be used in any portion of the Building unless approved by the Property Manager.

16.        REFUSE, RECYCLING: Each tenant shall store refuse within that tenant’s premises. No material of a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City of San Francisco without being in violation of any law or ordinance governing this disposal shall be placed in the refuse boxes or receptacles. All refuse disposal shall be made only through entryways and elevators provided for these purposes and at the times Landlord shall designate. Tenant shall cooperate with any recycling programs imposed by the Green Building Ordinance or otherwise reasonably implemented by Landlord for the Building with respect to, or any “green” or “sustainable building” programs.

17.        NO SOLICITING: Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building is prohibited, and each tenant shall cooperate to prevent this type of occurrence.

18.        NO SMOKING: Smoking of cigarettes, cigars, pipes, or any other form of tobacco or other substances is prohibited in the Building. Tenant shall not permit its employees,

guest or invitees to smoke in any portion of the Building or Premises. The burning of incense is also prohibited.

19.        MOVES: All moves in and out of the building must be scheduled at least two weeks in advance with the Property Manager. The name, phone number and contact person of the moving company is required. The moving company must furnish a Certificate of Insurance at least 48 hours in advance of the move, naming both Landlord and the Property Manager as co-insureds. Any after-hours moves must be approved beforehand with the Property Manager. Tenant shall use due care to protect the elevator cabs from damage.

20.        AFTER HOURS EVENTS: Any after hours events, including classes, presentations, parties, open houses, etc., to which members of the public have been invited need to be coordinated with the Property Manager at least five (5) business days in advance of the event. An “after hours event” is defined as an event which takes place, or still be in process after 5:00pm Monday through Friday or on the weekend. Additional Security must be hired for such an event and the cost billed to the Tenant.

21.        ALCOHOLIC BEVERAGES: Any tenant who plans to serve alcoholic beverages in the Building must obtain a Certificate of Insurance that includes Liquor Liability coverage, and furnish proof of same to the Property Manager.

22.        NO OPEN FLAMES: No open flames are allowed at any time. This includes candles for ambiance, as well as open flames in warming plates or other catering equipment. Open flames are strictly prohibited in the Building. The Property Manager must inspect (at the start of the event) any warming equipment used by a caterer servicing the tenant event.

23.        NOTIFICATION OF VENDOR WORK: All tenants must notify the Property Manager at least 24 hours in advance of vendors scheduled to do work in their suite, except in an emergency. In an emergency, prompt notification must be given to the Property Manager as soon as the vendor has been scheduled. If this is a new vendor, such vendor must supply the Property Manager with an Original Certificate of Insurance that meets building requirements prior to doing any work in a Tenant’s suite. These vendors include phone vendors, furniture vendors, moving companies, vendors doing tenant improvement or alteration work (see below), or any other service providers.

24.        TENANT IMPROVEMENT WORK/ALTERATIONS: No Tenant Improvement Work, alterations or other construction or modification work can take place without the prior written consent of the Landlord, unless specifically authorized by the Lease, but subject to Paragraph 23 above.

25.        DOGS AND OTHER PETS: No animals shall be permitted in the Building, except for seeing-eye dogs and certified disability assistance animals. Any such assistance animals shall be leashed and shall not disturb any tenants at the Building. The owner of such assistance animals shall be responsible for the safety of other persons at the Building.

26.        WAIVER: Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, so long as Tenant’s use of the Premises is not materially and adversely affected by the waiver, and no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant, nor prevent Landlord from later enforcing any of the Rules and Regulations against any of the tenants of the Building.

27.        EFFECT: These Rules and Regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of Premises in the Building.

28.        COMPLIANCE: Tenant shall comply with these Rules and Regulations and after notice, with all reasonable modifications and additions to these Rules and Regulations, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by any other tenant or occupant of the Building, but Landlord shall take reasonable steps to enforce any Rules and Regulations, the nonperformance of which by other tenants, materially and adversely affects Tenant in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail.

29.        CHANGES: Landlord reserves the right to make other reasonable Rules and Regulations as Landlord judges may be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order, provided that Tenant’s use and occupancy of the Premises shall not be materially and adversely affected by such amended Rules and Regulations.

Schedule 1

Tenant Construction Standards And Requirements

Tenants and its contractors shall follow these Construction Standards and Requirements when doing any Alterations, Tenant Work or construction in the Building. Each contractor must sign these Tenant Construction Standards and Requirements prior to its commencement of any work to acknowledge that it will abide by these standards and requirements. ALL WORK OF ANY KIND, INCLUDING CABLING, INSTALLATION OF WORK STATIONS, MOVE-INS/OUTS, CONSTRUCTION, ETC. MUST BE COORDINATED AND APPROVED IN WRITING BY THE PROPERTY MANAGER PRIOR TO START OF WORK. IN ADDITION, A CERTIFICATE OF INSURANCE FOR THE VENDOR MUST BE ON FILE WITH THE PROPERTY MANAGER.

1.

APPROVAL OF PLANS AND SPECIFICATIONS: Except as otherwise expressly set forth in the Lease, all work and all space plans, construction drawings, details, changes to the drawings must have the prior written approval of Landlord before any construction begins. Construction and design-build drawings for OTI-1, 2, 3, & 4 are to be approved in writing by the Property Manager before drawings are submitted for permit. Overlaying of the ceiling lighting, mechanical, and fire sprinkler drawings is to be done before any work starts, to eliminate any conflict of installation between these trades.

2.

PERMITS, INSPECTIONS AND TESTING: All work in the Building must be permitted by the City of San Francisco and Tenant shall provide a copy of all permits to the Property Manager. “Whips” for electrified furniture are to be approved by the City Electrical Inspector. The Fire Inspector/Electrical Inspector shall approve the location and number of emergency lights and exit lights. All preliminary testing and City inspection testing of the fire alarm horns is to be done during non-business hours. Testing is to be done in the morning before 8:00 and scheduled with the Property Manager at least 48 hours in advance.

3.	EMERGENCY CIRCUIT WIRING: All emergency circuit wiring is to be in its own separate conduit per code.

4.	ADA COMPLIANCE: All new or retro-fitted sinks and sink cabinets are to meet ADA Requirements.

5.

EMERGENCY LIGHTING: Emergency/Night Light and strobe light are required in all newly constructed conference rooms. All emergency lights and exit lights are to be tied into the building’s emergency generator.

6.	SMOKE AND FIRE ALARMS: All fire alarm wiring is to be in its own separate conduit per code. Smoke and duct detectors are to be installed per San Francisco Fire Department requirements.

7.	PERFORMANCE OF LIFE SAFETY WORK AND LIFE SAFETY REQUIREMENT:

All life safety work must be coordinated with the Property Manager.

8.	STRUCTURAL ENGINEER: The building’s Structural Engineer must be contacted for all structural questions and to review all structural drawings. Contact the Property Manager for relevant information.

9.

EXTERIOR WINDOW WALLS: If the exterior window wall of the building is to be modified in any way (i.e., to accommodate outside air), details are to be submitted and approved in writing by the Property Manager before material is ordered and work is started.

10.

HAZARDOUS MATERIALS: Tenant and/or its contractors should make no assumptions concerning the presence or absence of hazardous or toxic materials, including lead paint and other substances. Any construction work which disturbs existing conditions shall be brought to the attention of Property Manager immediately to enable Property Manager to schedule tests and/or cleanup work, if any, which it deems necessary.

11.

INSURANCE CERTIFICATES: Prior to beginning any work in the Building, all contractors performing work in the Building shall furnish Landlord a Certificate of Insurance in the required insurance limits, conforming to the requirements set forth in the Lease.

12.	SECURITY: All contractors, subcontractors, workers, employees and delivery persons must sign in and out at the Security Desk or Property Manager whenever in the Building, if applicable.

13.

COVERING OF FLOORS: All common area flooring is to be covered in the area of construction. Walls and doors are to be protected against damage as needed. Dampened (not wet) scrap carpet is to be used to wipe feet when leaving the construction area. The contractor is responsible for keeping the carpet damp.

14.

NORMAL CONSTRUCTION HOURS AND AFTER HOURS WORK: Normal construction hours are from 7:00 a.m. to 6:30 p.m. Monday through Friday. Work during non-business hours is to be scheduled with the Property Manager 48 hours in advance.

15.

LIMITATION OF PERFORMANCE OF CERTAIN WORK: No roto-hammering, core drilling, or loud noise is allowed from 8:00 a.m. to 5:30 p.m. Monday through Friday. Any of the above must be scheduled with the Property Manager at least 48 hours before work starts. No gas-powered equipment is allowed in the Building. All power or water shut-downs must be approved in writing by the Property Manager, in its sole discretion, and all affected tenants before any shut down occurs.

16.

MECHANICAL/ELECTRICAL ROOMS: Locations of all equipment in the mechanical/electrical rooms must be approved in writing by the Property Manager before work starts or any equipment is ordered or installed. Absolutely no storage is allowed in any mechanical/electrical rooms. If storage is required within a tenant space, a separate room is to be built for this. All penetrations in fire-rated walls are to be sealed with approved material and methods. Any electrical work done is to have a permit and be inspected by the City.

17.

CONDENSATE PIPES: Condensate pumps are not allowed unless written approval has been given by the Property Manager. Condensate piping is to be tied into the main condensate drain by “gravity fed” means.

18.

GENERAL: All demolition and haul out to be done during non-business hours. Masonite must be laid over common area halls for protection during haul-out or haul-in. Mats must be kept at entrance to the work area for workmen to wipe their feet to prevent dust and debris from entering common areas.

19.	KEYS AND MASTER LOCKS: All electronic locks (if used) are to have a manual key override, keyed to the building master and approved by the Fire Department.

20.

PHONE/DATE CABLE: All phone/data cable installed in the Building common areas is to be in metal conduits. Locations of conduit supports or strapping is to be approved by the Facility Manager before work starts. All penetrations in fire-rated walls are to be sealed with approved material and methods. All phone equipment installed in the phone room is to be labeled with the tenant’s name and suite number.

21.

PAINTING: Because of a sensitive Fire Alarm system, NO SPRAY PAINTING IS ALLOWED unless scheduled one week in advance. No oil-based paint is to be used (latex only.) Use appropriate coverings to protect fixtures, carpet, base boards, windowpanes and windowsills, and all furnishings. In addition, any paint splatter is to be cleaned up completely. Do not clean brushes, roller pans or any other painting supplies in the restrooms. It is preferred that painting be done during non-business hours, and this may be required at the Property Manager’s discretion.

22.

HEAT PUMPS: Heat pumps are to be approved in advance by the Property Manager. Heat pump locations are to be approved in writing by the Property Manager before heat pumps are ordered. The size of the heat pumps must meet all the heating and cooling needs of the Tenant. Heat pump rooms are to be insulated for sound. Heat pumps are to be placed in such a way for easy access to filters, motors, belts, compressors and all other maintenance needs, such access to be pre-approved by Property Manager.

23.	THERMOSTATS: Thermostats are to be mercury bulb, Honeywell Tradeline, #Y594G-1252 multistage heat pump thermostats.

24.	SUPPLY AIR REGISTERS AND DUCTS: The supply air registers and ducts are to be designed and sized so that air noise is not an issue with Tenant.

25.	WORKSHOP: Any area to be used as a workshop is to be approved in writing by the Property Manager.

26.

SUBMITTAL LOG: A submittal log is to be kept of all finishes, including but not limited to: paint, carpet, base, carpet seaming diagram, lighting, sand-blasted glass, doors (stain & grain), frames and hardware, occupancy sensors, electric locks, T-Stats, heat pumps,

OTI-1, 2, 3, & 4 drawings. These submittals have to be approved in writing by the Tenant and the Property Manager before material is ordered.

27.

GUARANTY OF CONSTRUCTION: All contractors shall provide a written guaranty of all work and material for a period of at least one year from date of final building inspection. The guaranty must be for Landlord and Tenant’s benefit.

28.	AS BUILT DRAWINGS: As-Built drawings of Electrical, Mechanical, Fire Sprinklers, Life Safety and architectural are to be submitted to the Property Manager upon completion of work.

CONTRACTOR:

The undersigned has read the Tenant Construction Building Standards and Requirements and agrees to abide by them.

Date

Company

Signature

Name Printed

Its

EXHIBIT D

SIGNAGE TEMPLATE

D-1

TABLE OF CONTENTS (cont.)

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TABLE OF CONTENTS (cont.)

Page

Exhibit A—Description of the Premises
Exhibit A-1—Exclusive Use Areas and Basement
Exhibit B—Workletter Agreement
Exhibit C—Rules and Regulations
Exhibit D—Tenant Signage Template

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